CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80 AND 240.24b-2.
  * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
                  REQUEST FILED SEPARATELY WITH THE COMMISSION


                             ACQUISITION AGREEMENT

                                  BY AND AMONG

                          EQUIFAX SOUTH AMERICA, INC.

                        EQUIFAX DO BRASIL HOLDINGS LTDA.

                      EQUIFAX DO BRASIL ACQUISITION LTDA.

                    PROTECTOR ADMINISTRACAO E SERVICOS LTDA.

                        JOHN GEORGE DE CARLE GOTTHEINER

                            LOTARIO HEILBRUNN KRAUSE

                                      AND

                                 PROTECTOR S.A.



                                AUGUST 12, 1998



                            KILPATRICK STOCKTON LLP
                             1100 PEACHTREE STREET
                            ATLANTA, GEORGIA  30309

                             ACQUISITION AGREEMENT

                               Table Of Contents
                               -----------------



                                                                            Page
                                                                            ----

1. THE CONTRIBUTION; THE SUBSCRIPTION; THE REDEMPTION;
   THE MERGER.........................................................       2

 1.1 THE CONTRIBUTION.................................................       2

 1.2 THE SUBSCRIPTION.................................................       4

 1.3 THE REDEMPTION...................................................       5

 1.4 THE MERGER AND CONVERSION........................................       6

 1.5 RIGHT OF RESCISSION..............................................       7

 1.6 COOPERATION AND FURTHER ASSURANCES...............................       7

 1.7 CLOSING..........................................................       7

 1.8 REDEMPTION PRICE ADJUSTMENT......................................       7

 1.9 CLOSING DATE AUDITS; DETERMINATION OF ADJUSTMENT.................       8

2. ADDITIONAL COVENANTS...............................................       9

 2.1 ACCESS AND INSPECTION............................................       9

 2.2 COOPERATION......................................................      10

 2.3 EXPENSES.........................................................      10

 2.4 UPDATE OF INFORMATION............................................      10

 2.5 BROKERS..........................................................      11

 2.6 COVENANT AGAINST COMPETITION.....................................      11

 2.7 PUBLICITY........................................................      12

 2.8 CERTAIN GOVERNMENTAL FILINGS; PERMITS............................      12

 2.9 EMPLOYEES AND EMPLOYEE BENEFIT MATTERS...........................      12

 2.10 INTERIM FINANCIAL STATEMENTS....................................      12

 2.11 ACCOUNTS RECEIVABLE.............................................      13

 2.12 RELEASE OF GUARANTEES; INDEMNIFICATION..........................      13

 2.13 ASSIGNMENTS AND CONSENTS........................................      13

 2.14 INDEPENDENT CONTRACTORS.........................................      14

 2.15 RELEASE OF LIENS................................................      14

3. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO
   COMPANY, NEWCO AND QUOTAHOLDERS....................................     14

 3.1 EXISTENCE........................................................     15

 3.2 SUBSIDIARIES.....................................................     15

 3.3 CAPITALIZATION OF COMPANY; OWNERSHIP OF QUOTAS; ARTICLES
     OF ASSOCIATION...................................................     16

 3.4 AUTHORITY; INCONSISTENT OBLIGATIONS..............................     17

 3.5 NO VIOLATION; COMPLIANCE WITH LAWS...............................     18

 3.6 CONSENTS.........................................................     18

 3.7 POSSESSION OF LICENSES, ETC......................................     18

 3.8 FINANCIAL STATEMENTS.............................................     18

 3.9 LIABILITIES......................................................     19

 3.10 TITLE TO PROPERTIES.............................................     20

 3.11 RECEIVABLES.....................................................     20

 3.12 MOVABLE PROPERTY................................................     20

 3.13 IMMOVABLE PROPERTY..............................................     21

 3.14 INTELLECTUAL PROPERTY RIGHTS....................................     22

 3.15 CONTRACTS.......................................................     22

 3.16 INSURANCE.......................................................     23

 3.17 LITIGATION; CONTINGENCIES.......................................     23

 3.18 TAXES...........................................................     24

 3.19 EMPLOYMENT AND LABOR MATTERS....................................     25

 3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES...........................     26

 3.21 BOOKS AND RECORDS...............................................     26

 3.22 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES................     26

 3.23 NO AGREEMENT IN ANTICIPATION OF SALE............................     27

 3.24 GOVERNMENT REPORTS..............................................     27

 3.25 BANKING RELATIONSHIPS...........................................     27

 3.26 CUSTOMERS AND SUPPLIERS.........................................     27

 3.27 PENDING LEGISLATION.............................................     27

 3.28 CASH ADEQUACY...................................................     27

 3.29 ********........................................................

 3.30 ABSENCE OF CHANGES..............................................     28

 3.31 FULL DISCLOSURE.................................................     29

4. REPRESENTATIONS AND WARRANTIES OF EQUIFAX..........................     29

 4.1 ORGANIZATION.....................................................     30

 4.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS........................     30

5. CONDUCT OF BUSINESS PENDING CLOSING................................     30

 5.1 BUSINESS IN THE ORDINARY COURSE..................................     30

 5.2 NO MATERIAL CHANGES..............................................     31

 5.3 COMPENSATION.....................................................     31

 5.4 EMPLOYEE BENEFIT PLANS...........................................     31

6. CONDITIONS TO OBLIGATIONS OF EQUIFAX...............................     31

 6.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY...........................     31

 6.2 OPINION OF COUNSEL...............................................     31

 6.3 CONSENTS AND PERMITS.............................................     31

 6.4 NO INCONSISTENT REQUIREMENTS.....................................     32

 6.5 NO INJUNCTION....................................................     32

 6.6 DUE DILIGENCE INVESTIGATION......................................     32

 6.7 BOARD APPROVAL...................................................     32

 6.8 ADDITIONAL AGREEMENTS............................................     32

 6.9 RELATED PARTY MATTERS............................................     32

 6.10 INSURANCE.......................................................     32

 6.11 MATERIAL ADVERSE CHANGES........................................     32

 6.12 LIENS...........................................................     33

 6.13 MISCELLANEOUS...................................................     33

7. CONDITIONS TO OBLIGATIONS OF COMPANY, NEWCO AND QUOTAHOLDERS.......     33

 7.1 RESOLUTIONS......................................................     33

 7.2 OPINION OF COUNSEL...............................................     33

 7.3 NO INCONSISTENT REQUIREMENTS.....................................     33

 7.4 NO INJUNCTION....................................................     34

 7.5 ADDITIONAL AGREEMENTS............................................     34

 7.6 MATERIAL ADVERSE CHANGES.........................................     34

8. INDEMNITIES........................................................     34

 8.1 INDEMNIFICATION OF NEWCO AND EQUIFAX.............................     34

 8.2 PAYMENT..........................................................     36

 8.3 DEFENSE OF CLAIMS....................................     36

 8.4 INDEMNIFICATION OF COMPANY AND QUOTAHOLDERS
     BY EQUIFAX...........................................     38

 8.5 LIMITATION ON LIABILITY..............................     38

 8.6 NO CONTRIBUTION BY NEWCO.............................     38

 8.7 CERTAIN DEFENSE MATTERS..............................     39

9. SURVIVAL...............................................     39

 9.1 SURVIVAL.............................................     39

10. TERMINATION...........................................     39

 10.1 TERMINATION FOR CERTAIN CAUSES......................     40

 10.2 PROCEDURE ON AND EFFECT OF TERMINATION..............     40

11. MISCELLANEOUS.........................................     41

 11.1 NOTICES.............................................     41

 11.2 COUNTERPARTS........................................     43

 11.3 ENTIRE AGREEMENT....................................     43

 11.4 GOVERNING LANGUAGE; GOVERNING LAW...................     43

 11.5 DISPUTE RESOLUTION..................................     43

 11.6 SUCCESSORS AND ASSIGNS..............................     45

 11.7 PARTIAL INVALIDITY AND SEVERABILITY.................     45

 11.8 WAIVER..............................................     45

 11.9 HEADINGS............................................     45

 11.10 NUMBER AND GENDER..................................     45

 11.11 TIME OF PERFORMANCE................................     45

12. CERTAIN DEFINITIONS; INDEX OF DEFINITIONS.............     46

 12.1 CERTAIN DEFINITIONS.................................     46

 12.2 INDEX TO DEFINITIONS................................     47

                              SCHEDULE OF EXHIBITS
                              --------------------


EXHIBIT A -   CONTRIBUTED ASSETS
EXHIBIT B -   EXCLUDED ASSETS
EXHIBIT C -   PERMITTED LIENS
EXHIBIT D -   ASSUMED LIABILITIES
EXHIBIT E -   INTERMEDIARY AGREEMENT
EXHIBIT F -   ESCROW AGREEMENT
EXHIBIT G -   INVESTMENT SECURITIES
EXHIBIT H -   NEWCO BY-LAWS
EXHIBIT I -   SHAREHOLDERS AGREEMENT
EXHIBIT J -   TRADEMARK AGREEMENT
EXHIBIT K -   GOTTHEINER EMPLOYMENT AGREEMENT
EXHIBIT L -   LICENSE AGREEMENT
EXHIBIT M -   ARTICLES OF ASSOCIATION
EXHIBIT N -   QUOTAHOLDERS AGREEMENT
EXHIBIT O -   EMPLOYEE BENEFIT PLANS
EXHIBIT P -   RECEIVABLES SCHEDULE
EXHIBIT Q -   GUARANTEES
EXHIBIT R -   NEWCO 1997 PRO FORMA BALANCE SHEET
EXHIBIT S -   TRENCH ROSSI E WATANABE LEGAL OPINION
EXHIBIT T -   INSURANCE
EXHIBIT U -   PINHEIRO NETO-ADVOGADOS LEGAL OPINION
EXHIBIT V -   KILPATRICK STOCKTON LLP LEGAL OPINION


                                   SCHEDULES
                                   ---------

SCHEDULE 1.8  -  TAX CATEGORIES
SCHEDULE 2.13 -  CONTRACTS TO BE ASSIGNED BY CLOSING DATE


N.B.: THE EXHIBITS, SCHEDULES, AND DISCLOSURE MEMORANDA REFERENCED IN THIS SCHEDULE OF EXHIBITS, AND ELSEWHERE IN THE ACQUISITION AGREEMENT, ARE HEREBY INCORPORATED BY REFERENCE. SUCH EXHIBITS, SCHEDULES, AND DISCLOSURE MEMORANDA HAVE BEEN OMITTED FOR PURPOSES OF THIS FILING, BUT WILL BE FURNISHED SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST.

                             ACQUISITION AGREEMENT


          THIS AGREEMENT is made and entered into as of the 12th day of August, 1998, by and among:

          (1) EQUIFAX SOUTH AMERICA, INC., a corporation organized and existing under the laws of the State of Georgia, United States of America, whose principal place of business is located at 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, United States of America ("ESA");
                                          ---

          (2) EQUIFAX DO BRASIL HOLDINGS LTDA., a Brazil limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located at Rua Boa Vista, No. 254, 7th floor, suite 721, in the City of Sao Paulo, State of Sao Paulo, Federal Taxpayers' Registration No. [PENDING], with its articles of association recorded at the Commercial Registry at the State of Sao Paulo, under No. 35,215,207,148, on July 20, 1998 ("HOLDINGS");
                                                        --------

          (3) EQUIFAX DO BRASIL ACQUISITION LTDA., a Brazil limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located at Rua Boa Vista, No. 254, 7th floor, suite 721, in the City of Sao Paulo, State of Sao Paulo, Federal Taxpayers' Registration No. [PENDING], with its articles of association recorded at the Commercial Registry at the State of Sao Paulo, under No. 35,215,207,130 on July 20, 1998 ("ACQUISITION"; and
                                                       -----------
together with ESA and Holdings, collectively referred to as "EQUIFAX");
                                                             -------

          (4) PROTECTOR ADMINISTRACAO E SERVICOS LTDA., a Brazil limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located at Rua Major Sertorio, No. 332, 1st to 8th floor, in the City of Sao Paulo, State of Sao Paulo, Federal Taxpayers' Registration No. 44.001.659/0001-38, with its articles of association recorded at the Commercial Registry at the State of Sao Paulo, under No. 35.202.627.925, on November 30, 1976, also known as Seguranca ao Credito e Informacoes or SCI ("COMPANY");
                                                                -------

          (5) JOHN GEORGE DE CARLE GOTTHEINER, Brazilian citizen, married, business man, resident and domiciled at * * * * * *, State of Sao Paulo, holder of identification card no.4.966.178-SSP/SP, enrolled with Federal Taxpayers' Register C.P.F. under No. 043.780.088-15 ("GOTTHEINER");
                                           ----------

          (6) LOTARIO HEILBRUNN KRAUSE, Brazilian citizen, married, business man, resident and domiciled * * * * * *, State of Sao Paulo, holder of identification card no. 2.004.372-SSP/SP, enrolled with Federal Taxpayers' Register C.P.F. under No. 006.599.918-53

                                   [Page 1]

("KRAUSE"; and together with Gottheiner, referred to collectively as
  ------
"QUOTAHOLDERS", and individually as a "QUOTAHOLDER"); and
-------------                          -----------

          (7) PROTECTOR S.A., a Brazil corporation ("SOCIEDADE ANONIMA"), whose head office is located at Rua Major Sertorio, 332, 1st floor, room B, Federal Taxpayers' Registration No. 02.577.445/0001-64, with its by-laws recorded at the Commercial Registry at the State of Aao Paulo, under No. 35.300.155.777, on June 15, 1998 ("NEWCO").
           -----

                              BACKGROUND STATEMENT

          WHEREAS, subject to the terms of this Agreement, Equifax desires to acquire, in the aggregate, eighty percent of Company, and the Quotaholders desire to sell to Equifax, a total of eighty percent (80%) of the capital of Company; and

          WHEREAS, to accomplish their objectives the parties have agreed to undertake the various component parts of the transactions contemplated by this Agreement on the terms set forth in this Agreement and agree that the various component parts are integral, interdependent parts of the whole, and without which this Agreement would not be entered into and the Acquisition Transaction (as defined in PARAGRAPH 1.3(D))would not be consummated;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements in this Agreement contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:


1.  THE CONTRIBUTION; THE SUBSCRIPTION; THE REDEMPTION; THE MERGER

          1.1 THE CONTRIBUTION. (a) Subject to the terms contained in this Agreement, on the Closing Date (this term and other capitalized terms used in this Agreement being defined in either PARAGRAPH 12.1 of this Agreement or in those paragraphs of this Agreement identified in PARAGRAPH 12.2), Company agrees to, and each Quotaholder agrees to cause Company to, contribute, convey, transfer and assign to NewCo, and NewCo agrees to, and the parties other than NewCo agree to cause NewCo to, take and acquire from Company, substantially all of the businesses, assets and properties of Company (collectively, the "CONTRIBUTED ASSETS"), including without limitation those described on EXHIBIT A
-------------------
to this Agreement, but specifically excluding those businesses, assets and properties described on EXHIBIT B to this Agreement (collectively, the "EXCLUDED
                                                                        --------
ASSETS").  The integral component of the Acquisition Transaction described and
------
provided for in this PARAGRAPH 1.1 is sometimes referred to in this Agreement as the "CONTRIBUTION COMPONENT".
     ----------------------

          (b) The Contributed Assets will be contributed to NewCo free and clear of any and all Liens, other than for those described on EXHIBIT C to this Agreement (collectively, the "PERMITTED LIENS"). With effect from and after the
                              ---------------
Closing Date, NewCo agrees to assume and to pay or perform, in accordance with their terms, each of the obligations of Company described on EXHIBIT D to this Agreement (collectively, the "ASSUMED LIABILITIES"). Nothing contained in this
                              -------------------
PARAGRAPH 1.1, in any instrument of assumption executed by NewCo at the Closing, elsewhere in this Agreement, or in any Additional Agreement, shall be deemed to release or relieve Company or any Quotaholder from its or his representations, warranties, covenants, agreements and indemnities contained in this Agreement, or any certificate, schedule, instrument, document or agreement executed pursuant to or in connection with this Agreement.

          (c) Except for the Assumed Liabilities and except as provided in this PARAGRAPH 1.1, NewCo shall not assume any obligation or liability of Company of any kind, and Company shall pay, satisfy and perform all of its obligations (other than the Assumed Liabilities), whether fixed, contingent, known or unknown and whether existing as of the Closing Date or arising thereafter, which may affect in any way the Contributed Assets or the operation of the Business at any time on or after the Closing Date. Without limiting the generality of the foregoing and other than for the Assumed Liabilities, under no circumstances shall NewCo be deemed to assume any liability or obligation of Company arising out of or relating to (1) any actual or alleged tortious conduct of Company or any of its employees or agents, any product liability claim relating to products sold or services rendered prior to the Closing Date, any claim for breach of warranty or contract by Company, any claim predicated on strict liability or any similar legal theory, any workers' compensation claims, or any other Action relating to the Business, (2) the violation of any Law in effect prior to the Closing Date, (3) any business or business activities of Company which are not part of the Business, (4) any indebtedness for borrowed money, capitalized lease, lease, or purchase money obligations other than with respect to the Assumed Liabilities (which Assumed Liabilities, for the avoidance of doubt, includes interest and other fees and charges related to an Assumed Liability),
(5) any liability or obligation relating to present or past employees of Company, including without limitation, liability for wages, compensation, overtime, or any employee benefit liability or obligation, any liability or obligation arising from a violation of any employment discrimination or other Law for the protection or benefit of employees, any severance or bonus obligation relating to the transactions contemplated herein or caused by NewCo's failure to employ, or offer to employ, any Person, or any related workers' compensation claims or liabilities, (6) any liability associated with or relating to any employee benefit or welfare plan or arrangement not included within the Assumed Liabilities, (7) any liability or obligation of Company to any of its quotaholders, (8) any liability for expenses or Taxes, if any, in connection with, resulting from or arising out of this Agreement or the transactions contemplated by this Agreement, (9) any liability of Company for any Taxes of any kind or character, or (10) any liability of Company under or arising by reason of this Agreement or the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, the obligations of Company pursuant to this PARAGRAPH 1.1(C) shall survive the Closing and consummation of the transactions contemplated by this Agreement.

          (d) Immediately prior to the Closing, Company and Quotaholders will cause the 200 shares of NewCo owned by the Persons listed in the Disclosure Memorandum to be transferred to the Company, and the Company will cause a capital increase of NewCo of R$ 15,125,839.00, corresponding to the value of the Contributed Assets; concurrently with such capital increase, the aforesaid 200 shares transferred to Company shall be cancelled. In consideration and exchange for the contribution by Company of the Contributed Assets, NewCo shall issue to Company 15,125,839 ordinary shares having a par value of R$ 1.00 per share ("ACOES ORDINARIAS") which shall represent all of the capital of NewCo (hereinafter referred to as the "REDEEMABLE SHARES"). The Redeemable Shares will be pledged to a financial institution (having the same qualifications as provided in PARAGRAPH 1.3(B) for the Escrow Agent) selected by Equifax and Quotaholders ("INTERMEDIARY") pursuant to an agreement in the form agreed to by the parties attached to this Agreement as EXHIBIT E (the "INTERMEDIARY AGREEMENT") and being further subject to the restrictions and the right of redemption described and provided for in PARAGRAPH 1.3. At the Closing and against contribution of the Contributed Assets, NewCo shall register the Redeemable Shares in the name of Company in NewCo's Book of Registration of Ordinary Shares. The pledge of the Redeemable Shares pursuant to the Intermediary Agreement shall be noted in the NewCo's Book of Registration of Ordinary Shares on the Closing Date.

          (e) Company and the Quotaholders, jointly and severally, will be responsible for the payment of all transfer, sales, stamp duties, use excise, value added and similar taxes imposed on any party by an Government in any jurisdiction in connection with the Contribution Component, regardless of how or against whom assessed by a Government.

          1.2 THE SUBSCRIPTION. (a) Subject to the terms contained in this Agreement, immediately following completion of the Contribution Component and as an integral component of the Acquisition Transaction, on the Closing Date Company and Quotaholders shall cause the capital of NewCo to be increased by R$ 283,750,000.00, and Acquisition shall subscribe for 806,310 shares of NewCo's ordinary shares (collectively, the "SUBSCRIBED SHARES") for an aggregate
                                    -----------------
subscription price (the "SUBSCRIPTION PRICE") of TWO HUNDRED EIGHTY-THREE
                         ------------------
MILLION SEVEN HUNDRED FIFTY THOUSAND BRAZILIAN REAIS (R$ 283,750,000.00), of which R$ 806,310.00 shall be allocated to the capital of NewCo and R$ 282,943,690.00 shall be allocated to premium.

          (b) The Subscription Price will be paid by Acquisition to NewCo on the Closing Date by wire transfer of funds to a bank account in Brazil designated in writing by NewCo at least ten (10) Business Days prior to Closing. Against payment of the Subscription Price, NewCo shall register the Subscribed Shares in the name of Acquisition in NewCo's Book of Registration of Ordinary Shares. The integral component of the Acquisition Transaction described and provided for in this PARAGRAPH 1.2 is sometimes referred to in this Agreement as the "SUBSCRIPTION COMPONENT".
-----------------------

          1.3 THE REDEMPTION. (a) Subject to the terms contained in this Agreement, immediately following completion of the Subscription Component and as an integral component of the Acquisition Transaction, on the Closing Date, Company acting through Intermediary and pursuant to the Intermediary Agreement shall sell, convey, transfer and assign to NewCo, and NewCo shall redeem, repurchase and take from Company, all but not less than all, of the Redeemable Shares for an aggregate redemption price (the "REDEMPTION PRICE") of TWO HUNDRED
                                               ----------------
EIGHTY-THREE MILLION SEVEN HUNDRED FIFTY THOUSAND BRAZILIAN REAIS (R$ 283,750,000.00), to be paid as provided in subparagraph (b) next below. Against payment of the Redemption Price, Intermediary shall on the Closing Date: (i) cause the Redeemable Shares to be transferred to NewCo free and clear of any and all Liens, (ii) concurrently with such transfer, cause the pledge of the Redeemable Shares to be canceled on the books of NewCo, and (iii) provide evidence to Equifax of the payment by or on behalf of Company of any and all stamp duties, taxes and similar imposts imposed or assessed in respect of the redemption of the Redeemable Shares and the cancellation of the pledge of the Redeemable Shares. Following such transfer and cancellation, on the Closing Date NewCo shall take all action necessary to cancel the Redeemable Shares on its books and to adjust the capital of NewCo accordingly.

          (b) On the Closing Date, the Redemption Price, less the Escrow Amount, will be paid by NewCo to Company. The parties agree that NewCo will pay R$ * *
* * * * (the "ESCROW AMOUNT") to an escrow agent (which shall be a major
              -------------
international bank with substantial offices and assets in Brazil and the United States with capital of at least $1,000,000,000) mutually satisfactory to Equifax and Quotaholders (the "ESCROW AGENT"), to be held, disbursed and invested
                       ------------
pursuant to an escrow agreement (the "ESCROW AGREEMENT") in the form agreed to
                                      ----------------
by the parties attached to this Agreement as EXHIBIT F. The Escrow Agent shall initially invest the Escrow Amount in the securities described in EXHIBIT G attached to this Agreement. Upon payment of the Redemption Price as provided in this PARAGRAPH 1.3(B), the parties agree that the Redemption Price will be paid and satisfied in full.

          (c) The parties acknowledge and agree that Company's and any Quotaholders' liability, individually or together, under or pursuant to this Agreement or any Additional Agreement, is not in any way limited to the Escrow Amount or the value from time to time of the assets held pursuant to the Escrow Agreement, provided that, in pursuing any indemnification claim against Indemnitor under Article 8, the Indemnitees shall first proceed against any assets held pursuant to the Escrow Agreement.

          (d) The integral component of the Acquisition Transaction described and provided for in this PARAGRAPH 1.3 is sometimes referred to in this Agreement as the "REDEMPTION COMPONENT". The Contribution Component, the
                  --------------------

Subscription Component and the Redemption Component are interdependent parts of a single transaction referred to in this Agreement as the "ACQUISITION
                                                           -----------
TRANSACTION".
-----------

          (e) Following completion of the Acquisition Transaction on the Closing
Date: (i) Acquisition shall sell to Company 161,262 ordinary shares of NewCo for an aggregate purchase price of R$ 56,750,000.00, which shall be simultaneously paid in cash by Company to Acquisition; (ii) Company and Acquisition shall cause NewCo to adopt new By-Laws in the agreed form attached hereto as EXHIBIT H (the "NEWCO BY-LAWS"), (iii) Company, Acquisition and
                          -------------
Quotaholders (as the quotaholders of Company) shall execute the NewCo Shareholders' Agreement in the agreed form attached hereto as EXHIBIT I (the "SHAREHOLDERS AGREEMENT"), (iv) NewCo and Equifax Inc. (or its designee) shall
-----------------------
execute the trademark license agreement in the agreed form attached hereto as EXHIBIT J (the "TRADEMARK AGREEMENT"), and (v) NewCo and Gottheiner shall
                -------------------
execute the employment agreement in the agreed form attached hereto as EXHIBIT K (the "GOTTHEINER EMPLOYMENT AGREEMENT"). In addition, NewCo (or its successor
      -------------------------------
under PARAGRAPH 1.4) and Equifax Inc. (or its designee) shall execute at a mutually convenient time after the Closing Date the software development and license agreement in the agreed form attached hereto as EXHIBIT L (the "LICENSE
                                                                        -------
AGREEMENT").
---------

          1.4 THE MERGER AND CONVERSION. (a) Subject to the terms contained in this Agreement and not later than fifteen (15) Business Days following the Closing Date, Acquisition shall, and the parties shall cause Acquisition to, merge (the "MERGER") with and into NewCo, with NewCo being the surviving entity
            ------
in the Merger. The parties shall take, and shall cause NewCo to take, any and all actions as shall be necessary or convenient to consummate the Merger, including without limitation, the filing of any and all papers with any and all Governments. There will be no change in the ownership of NewCo as a result of the Merger, other than Holdings succeeding to Acquisition's shares in NewCo.

          (b) Contemporaneously with the Merger (or prior to it if Equifax so chooses), NewCo shall elect to change its form of legal entity from a SOCIEDADE ANONIMA to a SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA and to change its name to "EQUIFAX DO BRASIL LTDA." NewCo shall at that time adopt new articles of association in the agreed form attached hereto as EXHIBIT M (the "ARTICLES OF
                                                                  -----------
ASSOCIATION"), and Company, Holdings, and Quotaholders (as the quotaholders of
-----------
Company) shall execute the Quotaholders' Agreement in the agreed form attached hereto as EXHIBIT N (the "QUOTAHOLDERS AGREEMENT"). The parties shall take, and
                          ----------------------
shall cause NewCo to take, any and all actions as shall be necessary or convenient to effect the change in name and form of legal entity of NewCo, to adopt the Articles of Association and to execute and cause the Quotaholder Agreement to become effective, which shall include, without limitation, the filing of any and all papers with any and all Governments. After such conversion, at the discretion of Equifax, NewCo will make an election under United States tax law to be taxed as a partnership.

          1.5 RIGHT OF RESCISSION. The parties agree that Equifax or the Quotaholders shall have the right to rescind the Contribution Component, the Subscription Component and the Redemption Component individually and the Acquisition Transaction as a whole if each of these components of the Acquisition Transaction are not consummated on the Closing Date as provided for in PARAGRAPHS 1.1, 1.2 AND 1.3 by giving written notice to the other parties of the exercise of this right. Any rescission notice will be effective immediately and any of the components of the Acquisition Transaction previously consummated shall be, and shall be deemed to be, void ab initio.

          1.6 COOPERATION AND FURTHER ASSURANCES. Between the date of this Agreement and Closing, each party to this Agreement shall take all other and further actions required, necessary or convenient to carry out the intent and purpose of the Acquisition Transaction and this Agreement. At Equifax's request, whether on or after the date of this Agreement, and without further consideration, Company and each Quotaholder will, at his or its sole expense and without contribution by or Liability to NewCo, execute and deliver any and all further documents and instruments of conveyance, assignment, and transfer and will take any and all further reasonable actions as may be necessary or desirable, in the opinion of Equifax, to transfer and convey to NewCo all right, title and interest in and to the Contributed Assets, free and clear of any and all Liens other than the Permitted Liens or as may otherwise be necessary or desirable to carry out the intent of this Agreement.

          1.7  CLOSING.   Subject to the conditions contained in ARTICLES 6
AND 7 having been satisfied or waived in accordance with the terms of this Agreement, the consummation of the transactions contemplated in this Agreement and the Additional Agreements (the "CLOSING") will take place at the office of
                                    -------
Pinheiro Neto - Advogados, Rua Boa Vista, No. 254, 9 Andar, Sao Paulo, SP., at 1:00 p.m., local time, on August 18, 1998 or any other date as may be mutually acceptable to the parties, provided that if the conditions contained in ARTICLES 6 AND 7 have not been satisfied or waived on the stated date, the closing shall occur on that date which is two (2) Business Days after all conditions have been satisfied or waived (the date of the Closing being referred to in this Agreement as the "CLOSING DATE"). To facilitate the Closing, the parties will meet at a
        ------------
pre-closing conference at the office of Pinheiro Neto - Advogados, commencing at 10:00 a.m., local time, on the Business Day immediately preceding the Closing Date, with the intention to finalize the Closing matters contemplated in this Agreement and the Additional Agreements in a timely manner so as to cause the Closing to occur on the Closing Date.

          1.8 REDEMPTION PRICE ADJUSTMENT. The Redemption Price will be increased or decreased as follows:

          (a) On the Closing Date, Acquisition will pay Company R$ * * * * * * (the "ESTIMATED TAX LIABILITY"), which Company will use to pay, not later than
      -----------------------
twelve (12) months after the Closing Date, its liability for those categories of Taxes described on SCHEDULE 1.8 attached hereto which are accrued on its books as of the Closing Date. If Company's accrued and fixed liability for such Taxes as of the Closing Date (not including any Tax contingencies, whether disclosed in the Disclosure Memorandum or otherwise existing) as reflected on the Company Closing Balance Sheet (as defined in and prepared in accordance with PARAGRAPH 1.9) (the "ACTUAL TAX LIABILITY") exceeds the Estimated Tax Liability,
           --------------------
Acquisition will pay such excess to Company in the manner provided in
PARAGRAPH 1.9, and if the Actual Tax Liability is less than the Estimated Tax Liability, Company will pay, and Quotaholders will cause Company to pay, such deficiency to Acquisition in the manner provided in PARAGRAPH 1.9; provided, however, that in no event shall Acquisition be required to pay Company more than the sum (the "TAX CAP") of (i) the aggregate amount of the Company's accrued and
              -------
fixed liability for Taxes reflected on Company's 1997 Audited Balance Sheet, plus (ii) the Taxes payable according to GAAP on Company's income from its normal operations in the ordinary course of business during the period between the date of such Balance Sheet and the Closing Date, less (iii) any taxes paid during such period; and provided, further, that Acquisition shall in no event be required to pay any amount with respect to Taxes which constitute an Indemnified Loss under ARTICLE 8.

          (b) If the Net Working Capital as shown on the Opening Balance Sheet (as defined in and prepared in accordance with PARAGRAPH 1.9) exceeds R$ * * * *
* * , the amount of such excess will be paid by NewCo to Company in the manner provided in PARAGRAPH 1.9. If the Net Working Capital as shown on the Opening Balance Sheet is less than R$ * * * * * * , such deficiency will be paid by Company to NewCo in the manner provided in PARAGRAPH 1.9. For purposes of this Agreement, "NET WORKING CAPITAL" will mean an amount equal to (I) NewCo's
            -------------------
current assets, minus (II) NewCo's current liabilities, as reflected in the
                -----
Opening Balance Sheet;

          (c) If NewCo's cash on hand is less than R$ * * * * * * , as reflected in the Opening Balance Sheet, Company shall pay, and Quotaholders shall cause Company to pay, the amount of such deficiency to NewCo in the manner provided in PARAGRAPH 1.9.

          1.9  CLOSING DATE AUDITS; DETERMINATION OF ADJUSTMENT.  (a) NewCo
and Company will cause the independent public accountants, Arthur Andersen LLP, to audit the balance sheet of NewCo as of the Closing Date (the "OPENING BALANCE
                                                                 ---------------
SHEET") and the balance sheet of Company as of the Closing Date (the "COMPANY
-----                                                                 -------
CLOSING BALANCE SHEET").  The Opening Balance Sheet will be prepared in
---------------------
accordance with GAAP and in a manner consistent with the NewCo 1997 Pro Forma Balance Sheet, and shall include all accruals and adjustments required by GAAP. The Company Closing Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the 1997 Audited Balance Sheet and shall include all accruals and adjustments required by GAAP, including, without limitation, accruals for Taxes. Within ninety (90) days after the Closing Date: (i) NewCo will deliver the Opening Balance Sheet to Quotaholders, (ii) Arthur Andersen LLP will deliver the Company Closing Balance Sheet to Equifax and Quotaholders and
(iii) Equifax will deliver to Quotaholders a report containing computations (collectively, the "COMPUTATIONS") of Net Working Capital, NewCo's cash on hand
                    ------------
on the Closing Date, the Actual Tax Liability and the Tax Cap. Subject to subparagraph (b) below, the Computations will be final and binding on the parties for purposes of calculating the Redemption Price adjustments pursuant to PARAGRAPH 1.8.

          (b) If within thirty (30) days following delivery of the Computations, Quotaholders have not given Equifax notice of objection to the Computations (which notice must contain a statement in detail, with supporting documentation, of the Quotaholders' objections), then the Computations shall be final and binding on all parties for all purposes of this Agreement, including determination of the Redemption Price adjustments under PARAGRAPH 1.8. If the Quotaholders give such notice of objection, then the parties shall attempt to resolve the issues raised in the notice among themselves. If they are unable to reach a resolution within fifteen (15) Business Days of such notice, the issues in dispute will be submitted to ERNST & YOUNG, independent public accountants, or other independent public accountants acceptable to all parties (the "ACCOUNTANTS"), for resolution. If the issues in dispute are submitted to the
------------
Accountants for resolution: (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the Opening Balance Sheet, the Company Closing Balance Sheet and the Computations and to discuss the same with the Accountants, (ii) the determination by Accountants as set forth in a notice delivered to Quotaholders and Equifax by the Accountants will be binding and conclusive on all parties, and (iii) Quotaholders and Equifax will each bear one-half of the fees and expenses of the Accountants in resolving the issues in dispute. On or before the fifth (5th) Business Day following the final determination of the cash on hand, Net Working Capital, Actual Tax Liability and the Tax Cap, whether by the Accountants or as set forth in the Computations as originally delivered by Equifax to Quotaholders: (A) Company will pay, and Quotaholders will cause Company to pay, any decrease in the Redemption Price (x) pursuant to Paragraphs 1.8(b) or (c) to NewCo and (y) pursuant to Paragraph 1.8(a) to Acquisition, or (B) NewCo will pay any additional Redemption Price to Company pursuant to Paragraph 1.8(b), and Acquisition will pay any additional Redemption Price to Company pursuant to Paragraph 1.8(a), in each case by wire transfer of immediately available funds to such bank account as the payee specifies.

2.  ADDITIONAL COVENANTS

     2.1 ACCESS AND INSPECTION. NewCo, Company and Quotaholders will provide Equifax and its Representatives full access during normal business hours from and after the date of this Agreement until the Closing to all of the books and records of Company and NewCo, and will furnish any and all information concerning the business and affairs of Company and NewCo as they may request in each case for the purpose of making a continuing investigation of Company and NewCo and its respective businesses, assets, properties, liabilities and prospects. None of Company, NewCo or Quotaholders will provide any other Person with similar access or information between the date of this Agreement and any termination or expiration of this Agreement. No investigation made before or after the date of this Agreement by or on behalf of Equifax will limit or affect in any way the representations, warranties, covenants, agreements and indemnities of Company and Quotaholders under or pursuant to this Agreement, each of which will survive any investigation and the Closing.

     2.2 COOPERATION. The parties will cooperate fully with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties will use their best efforts to consummate the transactions contemplated by this Agreement and to fulfill their obligations under this Agreement, including without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated by this Agreement. Without the prior written consent of the other parties, no party to this Agreement may take any intentional actions, or omit to take any actions, that would cause the conditions precedent to the obligations of the parties to this Agreement not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by a party in this Agreement not to be true, correct and complete as of the Closing.

     2.3 EXPENSES. All expenses incurred by Equifax in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including without limitation, all fees and expenses of its Representatives, will be paid by Equifax. All expenses incurred by Quotaholders and Company in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement and the Additional Agreements, including without limitation, all fees and expenses of their Representatives, and the costs and expenses associated with the Contribution Component, the assumption by NewCo of the Assumed Liabilities, obtaining the licenses, permits and authorizations required, necessary or convenient for the conduct by NewCo on and after the Closing Date of the Business, and the other components of the Acquisition Transaction, will be borne by Company and Quotaholders without any contribution by or Liability to NewCo or the payment out of the Contributed Assets or any other assets of NewCo.

     2.4 UPDATE OF INFORMATION. All documents, agreements, instruments, statements and other writings furnished to or for the benefit of Equifax or any of its Representatives pursuant to this Agreement are and will be true, correct and complete as of the date furnished, and any and all amendments and supplements to the documents, agreements, instruments, statements and other writings furnished to or for the benefit of Equifax or any of its Representatives pursuant to this Agreement have been or will be delivered to Equifax and its Representatives in a timely and expeditious manner prior to the Closing. At all times prior to and including the Closing Date, Quotaholders and Company will promptly provide Equifax with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation, warranty, covenant or agreement made in this Agreement by a party or any document, agreement, instrument, certificate or writing furnished to or for the benefit of Equifax by a party pursuant to or in connection with this Agreement, and each written notification will specifically identify any and all of the representations, warranties, covenants and agreements affected by the fact, event, occurrence or information that necessitated the giving of the notice. No notification or other disclosure will be deemed to amend or supplement this Agreement, the Disclosure Memorandum, or any representation, warranty, covenant, agreement or indemnity or any other document, agreement, instrument, certificate or writing furnished to or for the benefit of Equifax pursuant to or in connection with this Agreement.

     2.5 BROKERS. Quotaholders, jointly and severally, represent and warrant to Equifax that no broker or finder has acted on their behalf or on behalf of Company or NewCo in connection with this Agreement or the transactions contemplated in this Agreement, and Quotaholders and Company, jointly and severally, agree to indemnify NewCo and Equifax and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Quotaholders or Company. Equifax represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated in this Agreement and agrees to indemnify Quotaholders, Company and NewCo and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Equifax.

     2.6  COVENANT AGAINST COMPETITION.

          (a) * * * * * *   CONFIDENTIAL TREATMENT REQUESTED

          (b) * * * * * *   CONFIDENTIAL TREATMENT REQUESTED




     2.7 PUBLICITY. Except to the extent required by applicable Law, all press releases and other public announcements respecting the subject matter of this Agreement or any Additional Agreement will be made only with the mutual agreement of Company and Equifax, which agreement will not be unreasonably withheld.

     2.8 CERTAIN GOVERNMENTAL FILINGS; PERMITS. The parties will make, or cause to be made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by or resulting from this Agreement. Each of the parties will furnish to the other parties any and all necessary information and reasonable assistance as another party may reasonably request in connection with their preparation of necessary filings or
submissions to any Government.   Quotaholders shall obtain at their sole expense
in the name of NewCo prior to the Closing Date all Permits necessary for NewCo's operation of the Business and use of the Contributed Assets after the Closing Date, including, without limitation, all necessary certificates, licenses and permits from the appropriate Government with respect to taxes, occupancy, fire inspection or for any other purpose related to use or occupancy of the Immovable Property included within the Contributed Assets, being all Immovable Property owned or leased by Company immediately prior to the Closing Date.

     2.9 EMPLOYEES AND EMPLOYEE BENEFIT MATTERS. Company will transfer to NewCo all of its employees, determined as of the Closing Date, and NewCo agrees to hire all of such employees at their then effective compensation rates with continuity of service. NewCo shall adopt and cause to come into effect employee benefit plans as described in EXHIBIT O to this Agreement.

     2.10 INTERIM FINANCIAL STATEMENTS.  Company will deliver to Equifax within ten (10) Business Days of the conclusion of each calendar month from the date of this Agreement through and including the Closing Date, copies of the unaudited balance sheet of Company for the calendar month then ended and the related unaudited statements of income and cash flows for the relevant calendar month (which will include year-to-date figures; collectively the "INTERIM
                                                                  -------
STATEMENTS").  The Interim Statements will be true, correct and complete in all
----------
material respects, will be prepared in accordance with GAAP on a basis consistent with the Year End Financial Statements of Company and will fairly present the financial condition of Company as of the date of the financial statements and the results of operations and cash flows for the periods then ended.

     2.11 ACCOUNTS RECEIVABLE. Company shall deliver to NewCo at the Closing an accounts receivables schedule substantially in the form of EXHIBIT P to this Agreement (the "RECEIVABLES SCHEDULE"), which Receivables Schedule shall list
                --------------------
all accounts receivable and notes receivable of Company related to Company's Business and which are included within the Contributed Assets in existence as of the close of business on the day preceding the Closing Date (the
"RECEIVABLES").  Company hereby grants to NewCo the exclusive power, right and
 -----------
authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with, in the name of Company, any checks, drafts, documents, and instruments evidencing payment of Receivables which are payable to, payable to the order of, or endorsed in favor of, Company. Company shall not, directly or indirectly, engage in any collection efforts with respect to the Receivables other than with respect to Receivables the collections of which has been relinquished in writing by NewCo to Company. NewCo shall have the right to notify the account debtors of the Receivable to direct payment to such place as NewCo shall from time to time designate. Company shall indemnify NewCo and its Affiliates from and against any and all claims or demands resulting from or in any way connected with NewCo's exercise of the powers, rights and authority granted to it pursuant to this PARAGRAPH 2.11.

          2.12 RELEASE OF GUARANTEES; INDEMNIFICATION. Company and NewCo will use their respective reasonable best efforts to cause the guarantees described in EXHIBIT Q to this Agreement (each, a "GUARANTEE") to be fully released and
                                         ---------
discharged by the beneficiary of each Guarantee within a period of ninety (90) days from the Closing Date. If despite those reasonable best efforts the beneficiary of a Guarantee does not release and discharge the Guarantee, NewCo shall indemnify and hold harmless each guarantor under a Guarantee from and against and in respect of any and all claims for payment or other damages asserted by the beneficiary of a Guarantee against the guarantor, including any and all related loss, damage, cost and expense including reasonable attorneys' fees.

          2.13 ASSIGNMENTS AND CONSENTS.   Quotaholders shall obtain (at their
sole cost and expense) on or prior to the Closing Date: (a) legal, valid and binding assignments or transfers of all Company Contracts and Property Leases listed on Schedule 2.13, and (b) where required by the terms of any such Company Contract or Property Lease, the valid, legal and binding consent to such assignment and transfer from the other party to each such Company Contract or Property Lease. In addition, Quotaholders shall obtain (at their sole cost and expense) within 90 days after the Closing Date: (x) legal, valid and binding assignments or transfers of all Company Contracts and Property Leases not listed on Schedule 2.13 and (y) where required by the terms of any such Company Contract or Property Lease, the legal, valid and binding consents to such assignment or transfer from the other party to such Company Contract or Property Lease. Without limiting the generality of the foregoing, Quotaholders will pay and hold NewCo harmless from (A) all amounts (including any increased rent for the twelve (12) months following the Closing Date) required to obtain any consent to any assignment or transfer from the other party to any Company Contract or Property Leases and (B) any losses, costs or expenses incurred or suffered by NewCo for moving or relocation or for loss of business if a Company Contract or Property Lease is not validly transferred or assigned within 90 days after closing; provided that the liability of Quotaholders under clause (A) above with respect to Property Leases not listed on Schedule 2.13 shall be limited to one-half of the aggregate amounts paid to obtain consents to assignment of such Leases.

          2.14 INDEPENDENT CONTRACTORS.   Prior to Closing, Company shall cause
all independent contractors as well as any other Person (other than employees) performing services for Company to enter into new agreements with Company regarding the performance of such services. A form of such new agreement has been previously provided to Company by Equifax and contains provisions pursuant to which all such independent contractors or other Persons shall (i) assign to Company any and all rights in intellectual property created by them in connection with the performance of their services, (ii) acknowledge that they have no claims against the Company, and (iii) agree that the Company has no liability of any kind to them.

          2.15 RELEASE OF LIENS. Before and after the Closing Date Company and Quotaholders shall use their best efforts, which shall include, without limitation, any necessary or desirable payments of money, to cause any Liens on the Contributed Assets (including, without limitation, the Liens identified in Section 3.10 of the Disclosure Memorandum), to be satisfied and discharged without the incurrence of any obligation or liability by NewCo or any payment by NewCo. Without limiting the generality of the foregoing, Company and Quotaholders shall file and vigorously and promptly prosecute all necessary legal proceedings to cause the Liens identified in such Section 3.10 to be discharged and shall irrevocably offer to substitute for the property subject to said Liens other assets at least equal to the value of such property.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COMPANY, NEWCO AND QUOTAHOLDERS

          Quotaholders and Company, jointly and severally, have prepared and delivered to Equifax a disclosure memorandum (the "DISCLOSURE MEMORANDUM")
                                                   ---------------------
setting forth any and all exceptions or supplemental information to the representations, warranties and covenants contained in ARTICLE 3 of this

Agreement, and have delivered to Equifax certain documents and materials pursuant to this Agreement, and all of the documents and materials so delivered are true, correct and complete as of the date furnished, and any and all modifications or amendments to the documents and materials have been or will be delivered to Equifax with the Disclosure Memorandum. The disclosures set forth in the Disclosure Memorandum qualify only those representations and warranties specifically referenced and referred to in the Disclosure Memorandum, and a disclosure related to any particular representation and warranty shall not qualify any other representation unless so expressly stated. At all times prior to and including the Closing Date, Quotaholders and Company will promptly provide Equifax with written notification of any event, occurrence or other information of any kind whatsoever which affects or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Memorandum. To induce Equifax to enter into this Agreement and to subscribe for the Subscribed Shares, and subject to the qualifications set forth in the Disclosure Memorandum, Company and each Quotaholder, jointly and severally, represents and warrants to Equifax and NewCo, and covenants and agrees that, as of the date hereof and again as of the Closing Date, as follows:

     3.1 EXISTENCE. Company: (a) is a limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its properties are owned or leased. NewCo: (a) is a corporation ("SOCIEDADE ANONIMA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its properties are owned or leased. Neither Company nor NewCo is required to be authorized, licensed, qualified or domesticated as a foreign Person in any jurisdiction outside of Brazil. Quotaholders have previously furnished Equifax with true, correct and complete copies of the Articles of Association of Company, as amended to date, and the Minutes of the Meeting of Incorporation and By-Laws of NewCo. Quotaholders have delivered to Equifax true, correct and complete copies of the minutes and other similar records of meetings of and actions by the quotaholders of Company, if any, the minutes and other similar records of meetings of and actions by the shareholders and directors of NewCo, which, in each case, reflects fully all issuances, transfers and redemptions of Company's and NewCo's capital. The Disclosure Memorandum lists: (i) all locations where Company or NewCo currently owns or leases real property, has an office or place of business, or maintains any equipment or has licensed any software, (ii) all locations of immovable property formerly owned or leased by either Company or NewCo, or its respective predecessors, and (iii) all names under which each of Company and NewCo or its respective predecessors have operated, if different from its present legal name.

     3.2 SUBSIDIARIES. Except as set forth in the Disclosure Memorandum, neither Company nor NewCo has any interest, directly or indirectly, in any Person, nor any right, option or commitment to purchase or otherwise acquire any interest, direct or indirect, in any Person, nor has it ever had any interest or the right to acquire any interest. To the extent that either of Company or NewCo does have an interest in any other Person, that Person is not engaged in a business competitive with that of Company or the business to be conducted by NewCo on and after the Closing Date, and neither Company nor NewCo has any legal or moral responsibility, duty, obligation or liability in respect of that Person, nor do any of the Contributed Assets stand for any duty, obligation or liability of that Person. Any assets owned or held by any such Person which are derived from or utilized in the Company's business shall be conveyed to NewCo as part of the Contributed Assets.

3.3       CAPITALIZATION OF COMPANY; OWNERSHIP OF QUOTAS; ARTICLES OF
          ASSOCIATION.

          (a) Company has a total capital of R$ 2,870,000 divided into a total of 287,000 quotas. The Quotas constitute all of the issued and outstanding capital of Company. All of the quotas are duly authorized and validly issued, and were authorized, offered, issued and sold in accordance with all applicable Laws. The Quotas are fully paid and non-assessable, Quotaholders have fully paid all amounts due in respect of the Quotas in the required currency, and no further assessments or calls may be made upon or with respect to the Quotas. None of the Quotas has been issued, offered, sold, registered or recorded in violation of the preemptive or other rights of any past or present quotaholder of Company or any other Person. None of the Quotas are subject to any quotaholder agreements, voting trusts or any restrictions on transfer, other than as set forth in Company's Articles of Association. The Quotas are apportioned between Quotaholders as set forth on the Disclosure Memorandum.

          (b) There are no rights to subscribe for or to purchase, or any option for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or any claims or Actions of any character relating to, the capital of Company, including without limitation, any subscription bonus, quota options or founders' quotas. No Person has any right to, or option with respect to, or any agreement or arrangements with respect to, or any calls, commitment or any claims or rights of any character however evidenced or created to, any of the capital of Company or any portion of Company's turnover or profits.

          (c) NewCo has a total capital as described in the Disclosure Memorandum, and the capital of NewCo described in the Disclosure Memorandum constitutes all of the issued and outstanding capital of NewCo. All of the issued and outstanding shares of NewCo are duly authorized and validly issued, fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable Laws. All amounts due in respect of those shares have been fully paid in the required currency, and no further assessments or calls may be made upon or with respect to those shares. None of those shares have been issued, offered, sold, registered or recorded in violation of the preemptive or other rights of any past or present shareholder of NewCo or any other Person. None of those shares are subject to any shareholder agreements, voting trusts or any restrictions on transfer, other than as set forth in

NewCo's Minutes of the Meeting of Incorporation or By-Laws or this Agreement. Those shares are owned beneficially and legally by the Persons named in the Disclosure Memorandum.

     (d) Other than as contemplated by this Agreement, there are no rights to subscribe for or to purchase, or any option for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or any claims or Actions of any character relating to, the capital of NewCo, including without limitation, any subscription bonus, share options or founders' shares. Other than as contemplated by this Agreement, no Person has any right to, or option with respect to, or any agreement or arrangements with respect to, or any calls, commitment or any claims or rights of any character however evidenced or created to, any of the capital of NewCo or any portion of NewCo's turnover or profits.

     3.4  AUTHORITY; INCONSISTENT OBLIGATIONS.

     (a) NewCo, Company and each Quotaholder have the full right, power and authority to execute and deliver and to perform and comply with this Agreement and the Additional Agreements to which any of them is or will be a party, and NewCo has the full right, power and authority to issue, sell, convey, transfer and assign its shares as contemplated by this Agreement in accordance with the terms contained in this Agreement. All proceedings and actions required to be taken by Quotaholders, NewCo and Company to authorize the execution, delivery and performance of this Agreement and the Additional Agreements have been taken. This Agreement, and each Additional Agreement to which any of them is or will be a party, has been, or in the case of any Additional Agreement will be at the Closing, duly and validly executed and delivered by Quotaholders and on behalf of Company or NewCo by its respective duly authorized officers or representatives. This Agreement constitutes, and each Additional Agreement when executed and delivered will constitute, the valid and legally binding obligation, subject to general equity principles, of each Quotaholder, NewCo and Company, as appropriate, enforceable in accordance with its respective terms.

     (b) Neither the execution and delivery of this Agreement or of the Additional Agreements by Quotaholders or Company, nor the consummation of the transactions contemplated by this Agreement or by any Additional Agreement, will
(i) result in a violation of the Articles of Association or By-Laws of Company or NewCo, as appropriate, or any Law or Order, (ii) violate any Order or Law applicable to Company, NewCo or either Quotaholder, or (iii) result in a breach of, conflict with. or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which, with respect to clauses (i), (ii) and (iii), either Quotaholder or Company or NewCo is or will be upon consummation of the transactions contemplated by this Agreement a party or by which any of them or any of their respective assets, properties, or businesses, including without limitation the Subscribed Shares, is subject or bound; nor will these actions result in (w) the creation of any Lien on any of the Subscribed Shares or any of the Contributed Assets, (x) the acceleration or creation of any obligation of NewCo, including without limitation the Assumed Liabilities or Permitted Liens, (y) the forfeiture of any material right or privilege of Company or NewCo, or (z) the forfeiture of any material right or privilege of Company or Quotaholders which may affect any of their ability to perform under this Agreement or any Additional Agreement.

     3.5  NO VIOLATION; COMPLIANCE WITH LAWS.   Neither Company nor NewCo is
in default under or in violation of (a) its Articles of Association or By-Laws, as appropriate, or (b) any Order or Law, and the operations of Company and NewCo have been conducted in accordance with, and are in compliance with, all applicable Laws. None of Company, NewCo or either Quotaholder has received any notification of any asserted present or past failure by any Company or NewCo to comply with any Order or Laws.

     3.6 CONSENTS. The execution and delivery by each Quotaholder, NewCo and Company of this Agreement, and the Additional Agreements to which any of them is to be a party on the Closing Date, the consummation of the transactions contemplated in this Agreement or the Additional Agreements, the conduct of Company's Business on and after the Closing Date by NewCo, and the performance by each Quotaholder, NewCo and Company under this Agreement or any Additional Agreement, as appropriate, do not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the Closing, (b) require the consent or approval of Company's quotaholders or NewCo's shareholders (except for those previously obtained), or (c) impose any other term, condition or restriction on NewCo, Company, Equifax or the Subscribed Shares pursuant to any Order or Law.

     3.7 POSSESSION OF LICENSES, ETC. Company possesses all certificates, licenses, registrations, permits and other authorizations from Governments (collectively, the "PERMITS"), free from burdensome restrictions, that are
                    -------
necessary for the ownership, maintenance and operation of its respective properties, assets, and businesses, and neither Company nor Quotaholders is or was in violation of any Permits. The Disclosure Memorandum sets forth all material Permits held by Company in connection with its business, all of which are in full force and effect, and neither the validity nor continuance of which will be adversely affected by the consummation of the transactions contemplated by this Agreement. The Disclosure Memorandum sets forth all material Permits that are necessary for the ownership, maintenance and operation by NewCo of the Contributed Assets and the conduct of the Business on and after the Closing Date, all of which shall be on the Closing Date in full force and effect.

     3.8 FINANCIAL STATEMENTS. Prior to the date of this Agreement, Quotaholders have delivered to Equifax copies of the unaudited financial statements of Company as of and for the periods ended December 31, 1994, 1995 and 1996 and the audited financial statements of Company as of and for the period ended December 31, 1997 (together with the report thereon of Arthur Andersen LLP), in each case including a balance sheet, an income statement, and a statement of cash flows, together with any related schedules (collectively, the "YEAR END FINANCIAL STATEMENTS"). The Year End Financial Statements have
     -----------------------------
been prepared from the books and records of Company and have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of Company as at the respective dates of the Year End Financial Statements and the results of its operations and cash flows for the periods then ended. The Balance Sheet of the Company as of December 31, 1997, as audited by Arthur Andersen LLP is referred to in this Agreement as the "1997 AUDITED
                                                             ------------
BALANCE SHEET."  Prior to the date of this Agreement, Quotaholders have
-------------
delivered to Equifax copies of the unaudited balance sheet and income statements for Company as of May 31, 1998, and for the 5-month period then ended (collectively, the "UNAUDITED FINANCIAL STATEMENTS;" and together with the Year
                    ------------------------------
End Financial Statements, the "FINANCIAL STATEMENTS"). The Unaudited Financial
                               --------------------
Statements are true and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Company at such date and the results of its operations for the period then ended. All pro forma and projected financial information presented to Equifax in connection with the negotiation and consummation of the transactions contemplated by this Agreement have been prepared by Quotaholders and Company based upon facts as presently in existence and assumptions reasonable in the circumstances. Quotaholders have also delivered to Equifax NewCo's pro forma balance sheet as of December 31, 1997 (the "NEWCO PRO FORMA BALANCE SHEET"), which has been
                           -----------------------------
prepared in accordance with sound accounting practices and fairly presents the financial condition of NewCo; such Balance Sheet is based on and derived from the 1997 Audited Balance Sheet. NewCo has not engaged in any trading activities and has not prepared any financial statements. The NewCo 1997 Pro Forma Balance Sheet in the form agreed by Equifax and Quotaholders is attached hereto as EXHIBIT R.

     3.9  LIABILITIES.

     (a) Company does not have any debt, Liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except (i) those reflected in the 1997 Audited Balance Sheet, (ii) those reflected in the Interim Statements in respect of periods ending after December 31, 1997, (iii) those accounts payable incurred in the ordinary and regular course of business since the conclusion of the last fiscal period in respect of which an Interim Statement has been delivered, and (iv) pursuant to any Company Contract. NewCo has no Liability or obligation of any kind, whether accrued, absolute, contingent or otherwise.

     (b) Neither Company nor NewCo is a party to any contract or commitment to guarantee the payment or performance of any Liability or other obligation of any other Person, or pursuant to which Company, NewCo, or its respective assets, properties, business or revenue is or may become liable for the indebtedness or other obligations of any other Person, other than pursuant to a Company Contract.

     3.10 TITLE TO PROPERTIES.   All property, whether movable or immovable,
owned by Company is free and clear of any and all Liens except those listed and
described in the Disclosure Memorandum.   Company does not own any assets other
than (i) those set forth on the Financial Statements, and (ii) rights under Company Contracts listed in the Disclosure Memorandum. Company has, or will have at the Closing, exclusive possession of all of Company's assets and properties, all of which are physically located on the Immovable Property and are not subject to the dominion or control of any other Person. At all times prior to the Closing Date, NewCo owns no property, whether movable or immovable.

     3.11 RECEIVABLES. Subject to any applicable reserve set forth in the relevant Financial Statements, any and all notes receivable and accounts receivable shown in the Financial Statements and all notes receivable and accounts receivable held by Company on the date of this Agreement and on the Closing Date, were, are and will be valid and collectable obligations of the respective makers or the relevant account debtors and were not and are not subject to any offset, counterclaim or recoupment and will be enforceable and fully collectible. At all times prior to the Closing Date, NewCo has no accounts or notes receivable.

     3.12 MOVABLE PROPERTY.

          (a) All of the machinery, equipment, vehicles, and other items of movable property which are owned or leased by Company are in good condition and repair, subject to normal wear and tear, suited for the use intended, and are and have been operated in conformity with all applicable insurance requirements, manufacturer's operating manuals, manufacturer's warranties, and applicable Orders and Laws. The Disclosure Memorandum sets forth a list of all movable property owned or leased by Company, specifying which items are owned and which are leased. To the best of each Quotaholder's and Company's knowledge, there are no defects or conditions which would cause the movable property to be or become inoperable or unsafe.

          (b) To the best of each Quotaholder's and Company's knowledge, all lessors of any machinery, equipment or other movable property leased by Company have fully and completely performed and satisfied their respective duties and obligations under the leases, and Company has not brought or threatened any Action against any relevant lessor for failure to perform and satisfy its duties and obligations under the relevant lease.

          (c) The Contributed Assets constitute all assets necessary, convenient or incidental to the conduct of the Business as presently conducted and as it is to be conducted by NewCo on and after the Closing Date. Except as set forth in the Disclosure Memorandum, to the knowledge of Company and Quotaholders, no product or service (i) to be used by NewCo, or (ii) to be offered by NewCo, on or after the Closing Date will fail to operate in any material respect or will have a material degradation in performance, due to either (A) use of the product or service, or (B) use of data related to the product or service having dates, on or about September 9, 1999 or on or about January 1, 2000, or any time after that date, including without limitation, February 29, 2000, which failure or degradation could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Company or NewCo.

     3.13 IMMOVABLE PROPERTY. (a) Except as set forth in the Disclosure Memorandum, neither Company nor NewCo owns any real or immovable property. Company has the lawful right to occupy and use all real or immovable property which is used in its business (the "IMMOVABLE PROPERTY"). Except as set
                                    ------------------
forth in the Disclosure Memorandum, all Immovable Property is owned by Company free and clear of any defects, claims or Liens and subject to no existing or threatened Action.

          (b) All agreements with respect to leases, easements, rights of way, licenses and other interests in Property granted to Company (collectively, the "PROPERTY LEASES") are listed in the Disclosure Memorandum. The interest of
----------------
Company in and under each of the Property Leases is free and clear of any defects, claims or Liens and subject to no present Action or threatened Action.

          (c) Company is lawfully in possession of all of its Immovable Property whether owned by Company or occupied by Company under a Property Lease (the "OWNED AND LEASED IMMOVABLE PROPERTY"), and all conditions precedent to the
------------------------------------
obligation of Company to take possession and continue to occupy all Owned and Leased Immovable Property have been fulfilled.

          (d) There is lawfully available to all the Owned and Leased Immovable Property, through private easements and facilities or properly dedicated public easements and facilities, all of the water, gas, sewer, electricity and telephone service which are now being utilized and sufficient to allow Company to continue to conduct its business as presently conducted by it and, further, to engage in Company's business. All of the Owned and Leased Immovable Property has reasonably suitable ingress and egress and each parcel of Owned and Leased Immovable Property has reasonably suitable access to the existing paved roads and other public rights of way, which access is not limited or restricted.

          (e) The present use, occupancy and operation of the Owned and Leased Immovable Property, and all aspects of the improvements on and to the Owned and Leased Immovable Property (collectively, the "IMPROVEMENTS"), are in compliance
                                              ------------
in all material respects with all, and not in material violation of any, Laws and with all private restrictive covenants of record, and Company has no knowledge of any proposed change to the applicable Laws or the private restrictive covenants of record that would affect any of the Immovable Property or its use, occupancy or operation. To the best knowledge of Quotaholders and Company, there exist no conflicts or disputes with any Government or Person relating to any Immovable Property or the activities on the Immovable Property. All Improvements are in good condition and repair, ordinary wear and tear excepted, suited for the operation of the business of Company. Company has received all necessary certificates from the appropriate Government for use or occupancy of the Owned and Leased Immovable Property.


     3.14 INTELLECTUAL PROPERTY RIGHTS.

          (a) The Disclosure Memorandum sets forth a list of (i) all patents, patent applications and registrations, trademarks, trademark applications and registrations, copyright applications and registrations, trade names and industrial designs, Brazilian or foreign, owned or used by Company in or otherwise relating to the operation of its business, (ii) all trade secrets, know-how, inventions and other intellectual property, owned or used by Company relating to the operation of its business; and (iii) all computer systems and application software, including without limitation, all documentation relating to the computer systems and application software, and the latest revisions of all related object and source codes therefor, owned or used by Company, in or otherwise relating to the operation of its business (collectively, the "COMPANY
                                                                        -------
PROPRIETARY RIGHTS").  Company owns the entire right, title and interest in and
------------------
to all of Company Proprietary Rights, free and clear of any and all Liens. Company has not granted any license to any third party with relation to any of the Company Proprietary Rights. At all times prior to the Closing Date, NewCo neither owns nor has any right to use any intellectual, industrial or similar property rights.

          (b) There is no existing or, to the best knowledge of Quotaholders and Company threatened, challenge to the use by Company of any of the Company Proprietary Rights, and the use of Company Proprietary Rights does not infringe on the rights of any third party. No royalty or other fee is required to be paid by Company to any Person in respect of the use of any of the Company Proprietary Rights.

          (c) The conduct of the businesses of Company and the use of Company Proprietary Rights do not infringe, and Company has not received any notice, complaint, threat or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret or any other intellectual property or proprietary right of any Person.

          (d) To the best knowledge of Quotaholders and Company, there are no rights of third parties with respect to any patent, patent application, invention, copyrights, trademark, service mark, trade secrets, trade name or device which would have an adverse effect on the operations or prospects of Company.

     3.15 CONTRACTS. The Disclosure Memorandum contains a list of all written and oral material agreements, commitments and arrangements (including the Property Leases) to which Company is a party or under which Company has any rights or obligations, including without limitation any contracts pursuant to which Company acquired or had developed any rights in or to any Company Intellectual Property, except agreements with clients (the "CLIENT CONTRACTS").
                                                            ----------------
The agreements, commitments and arrangements listed in the Disclosure

Memorandum, including the Property Leases and the Client Contracts are collectively called the "COMPANY CONTRACTS"). Except for the Client Contracts,
                         -----------------
quotaholders have, prior to the date of this Agreement, delivered to Equifax a true, correct and complete copy of each written Company Contract and a true, correct and complete summary of each oral Company Contract. Quotaholders have heretofore delivered to Equifax the Standard form of Client Contract which Company utilizes in providing services to its clients. Although the standard form has changed in minor respects over the years, all Client Contracts conform in all material respects to the standard form delivered to Equifax, and any amendments requested by clients have not caused Company to assume any obligation or liability not assumed under the aforesaid standard form of Client Contract. None of the Company Contracts, individually or together, constitute an unlawful restraint of trade under any applicable Law. All obligations to be performed by Quotaholders or Company as of the date of this Agreement under all Company Contracts to which Company is a party have been performed in accordance with their terms and no claim exists in respect of the Company Contracts. Company is not a party to any agreement or commitment which will likely result in a loss to Company upon completion of performance or which cannot readily be fulfilled or performed by Company in accordance with its terms without undue or unusual expenditures of money or effort. All of the Company Contracts are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by Company under any Company Contract and no event has occurred which would constitute a default (whether with or without notice, lapse of time or the happening or occurrence of any event) under any relevant Company Contract. At all times prior to the Closing Date, there are no written and oral material agreements, commitments and arrangements to which NewCo is a party or under which NewCo has any rights or obligations, other than this Agreement and any Additional Agreement to which it is a party as of the date hereof.

     3.16 INSURANCE. Company is the owner of the insurance policies set forth in the Disclosure Memorandum, which policies insure the assets, properties and businesses of Company against the types of risks and in the amounts as are prudent and customary in the geographies in which Company conducts business, and all relevant policies are in full force and effect. All premiums due on any relevant policies have been paid, and Company has not received any notice of cancellation or non-renewal with respect to any insurance policy. As of the date of this Agreement, Company does not have any Liability for premiums or retrospective premium adjustments for any period prior to the date of this Agreement. The Disclosure Memorandum also lists and describes all material occurrences or facts that may form the basis for a claim by or on behalf of Company under any insurance policy; and Company has timely given notice of all relevant occurrences to the appropriate insurer and has not waived (either intentionally or inadvertently) its right to make the related claim under any relevant insurance policy.

     3.17 LITIGATION; CONTINGENCIES. The Company is a defendant in the Actions (including Actions by present or past employees) listed in the Disclosure Memorandum, the liability for which Actions is being retained by the Company and not assumed by NewCo. None of such Actions will have an adverse effect on the Contributed Assets or NewCo after the date of this Agreement, or prevent or impede the transactions contemplated by this Agreement. Neither Company nor NewCo has been charged with, or is under investigation with respect to, any charge concerning any violation of any provision of any Law. There are no unsatisfied judgments against Company, NewCo Quotaholders or any of Company's or NewCo's predecessors or any other Order to which Company, NewCo, Quotaholders or any of Company's assets and properties, or the Contributed Assets, are subject. To the knowledge of Company and Quotaholders, there is no other pending or threatened Action against the Company or NewCo or the Contributed Assets, nor is there any basis for any Actions, the outcome of which would have an adverse effect on NewCo or the Contributed Assets.

     3.18 TAXES. All Taxes (including without limitation, all income, property, sales or use, customs, value added, ad valorem, withholding, employees' income withholding and public welfare taxes, including social contribution, unemployment fund ("FGTS"), social security contributions ("INSS")
                    ----                                    ----
and all other taxes imposed on Company or its income, properties, sales, operations or employee benefit plans), and all deposits in connection with any of Taxes required by applicable Law imposed by any Government, and all interest on the Taxes and penalties and additions to any Taxes, which are due and payable by Company for all periods through the date of this Agreement have been paid in full, and reserves and accruals in accordance with GAAP for all other Taxes, including Taxes with respect to the operations, income, properties, sales or employee benefit plans of the Company between the date of this Agreement and the Closing Date, and whether or not disputed, have been recorded in the Financial Statements or will be reserved on the books of the Company in accordance with GAAP. All Taxes, if any, due and payable in respect of the transactions contemplated by this Agreement have been, or will be, paid by Company and Quotaholders as and when due, without any contribution by or Liability to NewCo or Equifax, regardless or when, how or to or against whom assessed. From and after the date of this Agreement, Company will duly file all returns and reports with respect to Taxes, and will pay all Taxes as and when the Taxes become due and payable. To the best knowledge of Quotaholders and Company, there is not now any proposed or outstanding assessment or adjustment against Company of additional Taxes of any kind. Company has duly filed all required national, state, municipal, local and foreign tax returns and reports (including without limitation, returns for estimated tax), and all returns and reports of all other Governments having jurisdiction, with respect to all Taxes, all relevant returns and reports show the correct and proper amount due, and all required Taxes shown on relevant returns or reports and all assessments received by Company have been paid to the extent that the Taxes, or any estimates any Tax Liability, have become due. No Tax Liability will accrue to NewCo as a result of the transactions contemplated by this Agreement or any Additional Agreement. There have been no Governmental Tax audits or inquiries conducted on, nor are any tax audits presently being conducted with respect to, Company or NewCo at any time during the five year period immediately preceding the date of this Agreement. There have been no waivers of the applicable statutory period of limitation for any Taxes for any taxable period. Neither Company nor NewCo is a party to any

Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of Company or NewCo claimed or raised by a Government.

     3.19 EMPLOYMENT AND LABOR MATTERS.

          (a) Except as set forth in the Disclosure Memorandum, neither Company nor NewCo is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization, and no union or other employee bargaining group or organization has been certified or recognized by Company or NewCo as representing any employee, nor, to the knowledge of either Quotaholder or Company, is a union or other labor organization or employee group or organization seeking recognition for any similar purpose, there are no controversies pending, or to the knowledge of Company or either Quotaholder, threatened between Company or NewCo and any labor union or collective bargaining unit representing, or seeking to represent, any of its employees, and there has been at no time during the past five years: (i) any attempt by any union or other employee group or organization to organize any employees of Company or
(ii) any dispute with any union or other employee group regarding pay, benefits,
hours of work or any other condition of employment.   Each of Company and NewCo
has complied with all applicable Laws relating to wages, hours, vacation or overtime pay, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations, and employment discrimination.

          (b) Except as expressly provided for in this Agreement, neither Company nor NewCo is obligated to provide, directly or indirectly, any benefits for past or present employees, or other Persons, including alleged independent contractors who have performed or are performing services for Company, including any pension, bonus, medical insurance or other employee benefits under any practice, agreement or Law. The Disclosure Memorandum fully and accurately describes the terms of each employee benefit program or plan maintained by Company or NewCo that covers any employees or former employees of Company or NewCo (an "EMPLOYEE BENEFIT PLAN"). No Action is existing or to the knowledge
           ---------------------
of Quotaholders and Company anticipated with respect to any Employee Benefit Plan. Each Employee Benefit Plan has been administrated in compliance with all applicable Laws and all required filings and contributions have been made. No Employee Benefit Plan has at any time been involved in any transaction which will cause Company or NewCo to lose a favorable tax position taken with respect to any Employee Benefit Plan. All payments to be made under or pursuant to any Employee Benefit Plan have been made or a sufficient reserve has been accrued in the Financial Statements, and each Employee Benefit Plan is fully funded in an amount necessary to discharge Company's obligations under or in connection with each Employee Benefit Plan.

          (c) The Disclosure Memorandum lists all reasonably anticipated pension, social and health obligations (including, without limitation, retirement premiums) of Company or NewCo

     3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Company nor NewCo nor Quotaholders, nor any officer, director, employee or agent of Company, NewCo or Quotaholders, nor any other Person acting on any or their behalf has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any Government employee or other Person who is or may be in a position to help or hinder the business of Company or NewCo (or to assist Company or NewCo in connection with any actual or proposed transaction) which (a) might subject Company, NewCo or Equifax or any of Equifax's Affiliates, or any of Equifax's or its Affiliates directors, officers, employees or agents, to any damage or penalty in any civil, criminal or Government Action,
(b) if not given in the past, might have had an adverse effect on the business or operations of Company or NewCo, or (c) if not continued in the future, might adversely affect the business, operations, cash flows or prospects of Company or NewCo, or which might subject Company, NewCo or Equifax to suit or penalty in any private or Governmental Action.

     3.21 BOOKS AND RECORDS. The books, records and accounts of Company and NewCo (a) have been maintained at Company's or NewCo's, as appropriate, principal place of business in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions of Company and NewCo and dispositions of the assets of Company and NewCo, and (c) accurately and fairly reflect the basis for the Financial Statements. Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets.

     3.22 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES.  Neither Company
nor NewCo is, directly or indirectly, a party to any contract, agreement, or lease with, or any other arrangement with or commitment to, in each case whether oral or written, any Related Party. No Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in Company's or NewCo's business, and no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business
(x) which is or which within the last three years has been a competitor, customer or supplier of Company or NewCo or has done business with Company or NewCo, or (y) which as of the date of this Agreement sells or distributes products or services which are similar or related to the products or services of Company. As used in this Agreement, the term "RELATED PARTIES" means,
                                               ---------------
collectively, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the quotas of, or other rights or interests, in Company or any of its Affiliates or any of the shares of NewCo,
(b) any director, officer, employee or quotaholder of Company or NewCo, (c) any Person in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the capital or other type of equity interests of any Person, or (d) any partnership in which any Person is a partner.

     3.23 NO AGREEMENT IN ANTICIPATION OF SALE. Neither Company or NewCo nor Quotaholders has taken any action or actions or entered into any agreements in anticipation of this Agreement. The consummation of the transactions contemplated by this Agreement will not entitle any employee of Company to severance pay nor will it accelerate the time of payment, vesting or increase the amount of any compensation or benefits due to any employee of Company.

     3.24 GOVERNMENT REPORTS. The Disclosure Memorandum contains a true, correct and complete list of the categories of returns and reports material to the Company's business filed during the past five years, by Company, NewCo or Quotaholders with any Government and relating to Company's business. True, correct and complete copies of all reports and returns material to the Company's business have been delivered to Equifax prior to the date of this Agreement, and Company and Quotaholder will deliver, on request by Equifax, for inspection prior to the Closing Date copies of any other reports and returns included in the listed categories.

     3.25 BANKING RELATIONSHIPS. The Disclosure Memorandum sets forth a complete and accurate description of all arrangements that Company or NewCo has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of Company or NewCo in respect of any of the foregoing.

     3.26 CUSTOMERS AND SUPPLIERS.  Neither Company nor Quotaholders is aware:
(a) of any supplier or significant customer of Company which intends to discontinue or substantially diminish or change its relationship with Company or NewCo or the terms of its relationship with Company or NewCo, (b) of any supplier of Company or NewCo which intends to increase prices or charges for goods or services presently supplied, or (c) of any supplier of Company or NewCo which is likely to become unable to continue its relationship with Company, or supply the goods or services which it presently supplies Company or NewCo, without significant change in the terms and conditions to any relevant relationship or supply arrangement.

     3.27 PENDING LEGISLATION. Neither Company nor either Quotaholder has any knowledge of or has received any notice of new or pending legislation, regulations, rules, guidelines, administrative interpretations or enforcement positions that, if enacted or adopted, would materially affect the ability of Company or NewCo to carry on its business as planned to be conducted, or the operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Company or NewCo.

     3.28 CASH ADEQUACY . NewCo will be able to operate in the ordinary course of business in accordance with good business practice, including payment of accounts payable and other obligations in accordance with their terms, for at least 30 days after the Closing Date with cash on hand on the Closing Date of R$
* * * * * *, and NewCo will not suffer any loss or detriment, or be disadvantaged in its operations, because of a shortage of cash during the first 30 days after the Closing Date.


     3.29


                 * * * * * *   CONFIDENTIAL TREATMENT REQUESTED



     3.30 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement or as set forth in the Disclosure Memorandum, since December 31, 1997 (the "REFERENCE DATE"):
      --------------

          (1) there has been no change in the business, assets, properties, Liabilities, affairs, results of operations condition (financial or otherwise), cash flows or prospects of Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on Company;

          (2) there has been no damage, destruction or loss to the assets, properties, or business of Company, whether or not covered by insurance;

          (3) the business of Company has been operated in the ordinary course and consistent with its prior practices;

          (4) the books, accounts and records of Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP;

          (5) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the quotas or capital of Company, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the capital or quotas of Company;

          (6) no Liability of Company has been discharged or satisfied, other than in the ordinary course of business and consistent with prior practice;

          (7) Company has not discontinued or determined to discontinue the sale of any material products or services previously sold by Company;

          (8) there has been no Lien (other than Liens for current Taxes which are not past due) created on or in the assets of Company;

          (9) there has been no sale, transfer, lease or other disposition of any material asset or assets of Company, except in the ordinary course of Company's business, and no material debt to, or claim or right of, Company has been canceled, compromised, waived or released;

          (10) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of Company under any Company Contract or under any Permit from any Government;

          (11) Company has not entered into any agreement, contract, lease or license outside the ordinary course of business; and

          (12) Company has not delayed or postponed the payment of any accounts payable and other Liabilities outside the ordinary course of business.

          3.31 FULL DISCLOSURE. No representation, warranty, covenant or agreement of or relating to Company, NewCo or Quotaholders contained in this Agreement, the Disclosure Memorandum, the Additional Agreements, or in any other written statement or certificate delivered by Company, NewCo or Quotaholders, pursuant to or in connection with this Agreement or any Additional Agreement, or in connection with the transactions contemplated in this Agreement or any Additional Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement, the Disclosure Memorandum, any Additional Agreement, or in any other written statement or certificate delivered by Company, NewCo or Quotaholders, pursuant to this Agreement, the Disclosure Memorandum or any Additional Agreement not misleading. There is no fact known to Quotaholders which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Company, NewCo, or the business to be conducted by NewCo on and after the Closing Date which has not been disclosed in this Agreement or the Disclosure Memorandum. The information contained in the Disclosure Memorandum will be deemed to be part of and to qualify only those representations and warranties contained in this ARTICLE 3 specifically referenced in the Disclosure Memorandum.

4.  REPRESENTATIONS AND WARRANTIES OF EQUIFAX

          As an inducement to Company, NewCo and Quotaholders to enter into this Agreement, and to consummate the transactions contemplated by this Agreement, Equifax represents, warrants and covenants, as of the date hereof and again as of the Closing Date, as follows:

     4.1 ORGANIZATION. ESA: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, U.S.A., and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in places where the business is conducted and the properties are owned or leased. Each of Holdings and
Acquisition: (a) is a limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in places where the business is conducted and the properties are owned or leased.

     4.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Each of ESA, Holdings and Acquisition Equifax has full power and authority to make, execute and perform this Agreement and the Additional Agreements and the transactions contemplated by this Agreement and the Additional Agreements. This Agreement and all transactions required under this Agreement to be performed by each of ESA, Holdings and Acquisition have been duly and validly authorized and approved by all necessary corporate action on their part. This Agreement has been duly and validly executed and delivered on behalf of each of ESA, Holdings and Acquisition by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of each of them, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement or any Additional Agreement, nor the consummation of the transactions contemplated by this Agreement or any Additional Agreement, will constitute a violation or breach of the articles of incorporation or by-laws or other organizational document of any of them.

5.   CONDUCT OF BUSINESS PENDING CLOSING

          Quotaholders and Company, jointly and severally, covenant and agree that, except as may otherwise be provided or permitted in this Agreement, without the prior written consent of Equifax, between the date of this Agreement and the Closing Date:

     5.1  BUSINESS IN THE ORDINARY COURSE.

          Quotaholders will cause Company and NewCo, and Company and NewCo will, conduct its respective business only in the ordinary and usual course and consistent with prior practices, without the creation of any indebtedness for borrowed money.

     5.2  NO MATERIAL CHANGES.

          Except as may be expressly permitted by this Agreement, no action will be taken by Quotaholders, Company or NewCo which will materially alter the organization, capitalization, or financial structure, practices or operations of NewCo, Company or Company's business.

     5.3  COMPENSATION.

          No increase will be made in the compensation payable or to become payable to any director, officer, employee or agent of Company and no bonus or profit sharing payment or other arrangement (whether current or deferred) will be made to or with that director, officer, employee or agent. No officer, director or employee will be hired, and no consultant or agent will be retained, by Company at a salary or fee in excess of R$50,000 (fifty thousand Brazilian reais) per annum.

     5.4 EMPLOYEE BENEFIT PLANS. Company will continue the Employee Benefit Plans as they exist on the date hereof through the Closing Date, and shall adopt no additional such plans nor amend the Employee Benefit Plans during said period. Company shall make all contributions required of it, and shall withhold and transfer all employee contributions required, according to the terms of the Employee Benefit Plans during said period. Company shall take such actions as are required in order to provide for the adoption of the Employee Benefit Plans by NewCo as of the Closing Date and the transfer of sponsorship of the Employee Benefit Plans to NewCo as of the Closing Date.


6.   CONDITIONS TO OBLIGATIONS OF EQUIFAX

     The obligations of Equifax under this Agreement to subscribe for the Subscribed Quotas are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in writing in whole or in part by Equifax:

     6.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY. Equifax and its counsel will have timely received copies of all relevant documents and papers, all in form and substance satisfactory to Equifax and its counsel, as reasonably requested by Equifax or its counsel.

     6.2 OPINION OF COUNSEL. Equifax will have received from Trench Rossi e Watanabe (Baker & McKenzie), legal counsel for Quotaholders, a legal opinion, dated as of the Closing Date, in substantially the form set forth in EXHIBIT S to this Agreement.

     6.3  CONSENTS AND PERMITS.   Equifax and NewCo will have received from any
and all Persons and Governments any and all relevant consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated by this Agreement, and all notices required to be given to Government authorities will have been given and all applicable waiting periods will have expired. As required by PARAGRAPH 2.8, NewCo shall have received all Permits necessary for the operation of the Business and use of the Contributed Assets after the Closing Date, and as required by PARAGRAPH 2.13, all Company Contracts and Property Leases listed on Schedule 2.13 shall have been transferred or assigned to NewCo, together with the consents of all Persons required in connection with such assignment or transfer.

     6.4 NO INCONSISTENT REQUIREMENTS. No Action will have been commenced by any Government or Person seeking to enjoin or prohibit the transactions contemplated by this Agreement or any Additional Agreement.

     6.5 NO INJUNCTION. No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement will have been issued and remain in effect on the Closing Date; provided,
                                                                --------
however, that the parties to this Agreement will use all reasonable efforts to
-------
have each and every relevant order or injunction vacated or reversed prior to the Closing Date.

     6.6 DUE DILIGENCE INVESTIGATION. The results of the investigations of Company undertaken by Equifax and its Representatives will be satisfactory to Equifax in its sole discretion.

     6.7 BOARD APPROVAL. The board of directors (or executive committee of the board of directors) of Equifax Inc., the ultimate parent corporation of ESA, will have approved the consummation of the transactions contemplated by this Agreement.

     6.8 ADDITIONAL AGREEMENTS. Equifax will have received duly executed and delivered execution counterparts of each Additional Agreement, signed by each relevant Person.

     6.9 RELATED PARTY MATTERS. All agreements and commitments of any kind between Company and any Related Party will, in the reasonable opinion of Equifax, be on substantially the same terms as if with an unrelated party or shall be renegotiated and amended in a manner reasonably satisfactory to Equifax.

     6.10 INSURANCE. NewCo shall have in place insurance as described in EXHIBIT T to this Agreement, and Company and Quotaholders shall have delivered evidence satisfactory to Equifax of satisfaction of this condition.

     6.11 MATERIAL ADVERSE CHANGES. There shall not have been any material adverse change in the overall economic condition of Brazil, as the same may be evidenced by, for example, a cumulative devaluation of more than 20% of the Brazilian real, or a decrease by two or more grades of Standard & Poor's rating of Brazil's sovereign debt from its present rating of BB- or Moody's rating of Brazil's sovereign debt from its present rating of B1, or a decline in the Gross Domestic Product of Brazil quarter on quarter, or a cumulative increase of more than 10% in the inflation rate as measured by the IGPM (General Index of Market Prices provided by Fundacao Getulio Vargas) from the date hereof.

     6.12 LIENS. Company and Quotaholders shall have delivered to Equifax reasonably satisfactory evidence that the Company has filed with the court in which is pending the Action identified in Section 3.10 of the Disclosure Memorandum appropriate papers seeking to have discharged the Liens on the property of the Company identified in such Section 3.10 and has irrevocably offered to provide as substitute security for such property other assets at least equal to the value of such assets.

     6.13 MISCELLANEOUS. Equifax and its counsel will have received any and all other opinions, certifications, documents, instruments and agreements from Quotaholders, Company and NewCo, and their counsel, as Equifax and its counsel may reasonably request.


7.   CONDITIONS TO OBLIGATIONS OF COMPANY, NEWCO AND QUOTAHOLDERS

     The obligations of Company, NewCo and Quotaholders under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Quotaholders:

     7.1 RESOLUTIONS. Equifax will have delivered to Quotaholders duly adopted resolutions of the Board of Directors of Equifax, certified by the Secretary or an Assistant Secretary of Equifax, dated the Closing Date, authorizing and approving the execution of this Agreement by Equifax, and all other action necessary to enable Equifax to comply with the terms of this Agreement.

     7.2 OPINION OF COUNSEL. Quotaholders will have received from Pinheiro Neto - Advogados, Brazilian counsel to Equifax, and Kilpatrick Stockton LLP, U.S. counsel to Equifax, legal opinions, dated the Closing Date, in substantially the respective forms set forth in EXHIBITS U and V to this Agreement.

     7.3 NO INCONSISTENT REQUIREMENTS. No Action will have been commenced by any Government or Person seeking to enjoin or prohibit the transactions contemplated by this Agreement or by any Additional Agreement.

     7.4 NO INJUNCTION. No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement will have been issued and remain in effect on the Closing Date; provided,
                                                                --------
however, that the parties to this Agreement will use all reasonable efforts to
-------
have any and all relevant order or injunction vacated or reversed.

     7.5 ADDITIONAL AGREEMENTS. Quotaholders will have received duly executed and delivered execution counterparts of each Additional Agreement signed by each relevant Person.

     7.6 MATERIAL ADVERSE CHANGES. There shall not have been any material adverse change in the overall economic condition of Brazil, as the same may be evidenced by, for example, a cumulative devaluation of more than 20% of the Brazilian real, or a decrease by two or more grades of Standard & Poor's rating of Brazil's sovereign debt from its present rating of BB- or Moody's rating of Brazil's sovereign debt from its present rating of B1, or a decline in the Gross Domestic Product of Brazil quarter on quarter, or a cumulative increase of more than 10% in the inflation rate as measured by the IGPM (General Index of Market Prices provided by Fundacao Getulio Vargas) from the date hereof.


8.   INDEMNITIES

     8.1  INDEMNIFICATION OF NEWCO AND EQUIFAX.  In accordance with and subject to the further provisions of this ARTICLE 8, Company and Quotaholders (collectively, "INDEMNITOR") will, jointly and severally, indemnify and hold
                ----------
harmless NewCo, Equifax and Equifax's Affiliates, and their respective officers, directors, agents and employees (collectively, "INDEMNITEES"), from and against
                                                -----------
and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "INDEMNIFIED LOSSES"), suffered or incurred by any one or
                    ------------------
more of the Indemnitees by reason of, or arising out of:

          (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of Quotaholders, NewCo or Company contained in this Agreement, any Additional Agreement, or in any other certificate, schedule, instrument or document delivered to Equifax by or on behalf of Quotaholders, NewCo or Company pursuant to the provisions of this Agreement or any Additional Agreement;

          (b) all liabilities and obligations of, or claims, demands or actions against, Company, NewCo, Equifax or Equifax's Affiliates of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, existing as of the date of this Agreement or at any time hereafter relating to periods prior to the Closing Date, to the extent not an Assumed Liability, including without limitation: (i) any Tax liabilities of Company or

Quotaholders for any period or portion of a period prior to the Closing Date or arising out of transactions entered into or any state of facts existing prior to the Closing Date, including, without limitation, the Liens identified in Section
3.10 of the Disclosure Memorandum and any other liens, charges or encumbrances against any of the Contributed Assets on account of any such Taxes; (ii) any claims or liabilities arising out of any act or omission of Quotaholders or Company or any of its respective agents or employees or any claims or liabilities with respect to defective, or allegedly defective, goods or services; or (iii) any claim or liability arising out of Company's breach of any Company Contract relating to any period on or prior to the Closing Date; or (iv) any loss, damage, claim, liability or expenses arising out of or in connection with any agreement or arrangement with an independent contractor (or any other Person) who performed services, including the development of intellectual property or confidential information, for Company prior to the date hereof;

          (c) the costs and expenses of any and all Actions, claims, demands, assessments, judgments, fees and expenses incurred or suffered by NewCo in connection with the collection or enforcement of any of Company's notes receivable or accounts receivable;

          (d) the use of any Company Proprietary Rights, whether before or after the Closing Date, and whether by Company or NewCo;

          (e) any loss, damage, penalty or expense suffered or incurred by NewCo as a result of not having any Permit necessary for the operation of the Business and the use of the Contributed Assets on and after the Closing Date;

          (f) any liability or obligation to Experian or any successors in interest of Experian under or in connection with the Experian Agreement, including the termination thereof;

          (g) any loss, damage, penalty, liability, cost or expense suffered or incurred by NewCo as a result of any Company Contract or Property Lease not being assigned or transferred to NewCo as required by PARAGRAPH 2.13, including, without limitation, (i) any loss or diminution of revenue suffered by NewCo,
(ii) costs of moving or relocation of premises (including any additional rent incurred by NewCo for the twelve (12) months following the Closing Date), (iii) and costs and expenses (including salaries and other costs of NewCo personnel) to make arrangements or negotiate with other parties to Company Contracts or Property Leases in connection with assignments and consents or to make all necessary arrangements (including finding new premises, equipment or service providers and negotiating agreements regarding same) to replace Company Contracts or Property Leases which are not transferred or assigned to NewCo; and

          (h) any Tax liabilities arising out of the consummation of the transactions provided for in this Agreement, including, without limitation, any Tax liability of NewCo or Equifax or any of its Affiliates arising out of the sale and repurchase by Company of twenty percent (20%) of the shares of NewCo at a price of R$ 56,750,000.00.

          (i) any and all Actions, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred or suffered in investigating or attempting to avoid or opposing any such Actions, claims, etc., or in enforcing this Agreement, including without limitation the provisions of this ARTICLE 8.


     8.2 PAYMENT. Subject to the provisions of PARAGRAPH 8.3 below, (i) after a final, non-appealable judgment has been rendered or a settlement has been reached in respect of a third party claim or Action, or (ii) in the case of a claim for Indemnified Losses arising other than pursuant to a third party claim or Action, after the award of the Arbitral Body has been issued or a settlement has been reached, Indemnitor shall reimburse the Indemnitees within 30 days of written demand on the Indemnitor for any amounts to which they are entitled to indemnification pursuant to this ARTICLE 8.

     8.3  DEFENSE OF CLAIMS.

          (a) Except as provided in PARAGRAPH 8.3(B), if any Action by a third party arises after the date of this Agreement for which Indemnitor may be liable under the terms of this Agreement, then the Indemnitees will notify Indemnitor in accordance with the provisions of this ARTICLE 8, and will give Indemnitor a reasonable opportunity:

          (i) to conduct any proceedings or negotiations in connection with the Action and necessary or appropriate to defend the Indemnitees;

          (ii) to take all other required steps or proceedings to settle or defend any Action; and

          (iii) to employ counsel reasonably acceptable to Indemnitees to contest any Action in the name of the Indemnitees or otherwise.

Subject to PARAGRAPH 8.3(B), the expenses of all proceedings, contests or lawsuits with respect to the Actions will be borne by Indemnitor.

          (b) Notwithstanding PARAGRAPH 8.3(A), if (i) an Indemnitee determines in good faith that there is a reasonable probability that an Action may adversely affect NewCo or Equifax and its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification hereunder,
(ii) the Action seeks injunctive or similar relief, or (iii) it is an Action brought or initiated by a Government, an Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such Action. The Indemnitor shall only be obligated to reimburse one-half of the reasonable legal fees, costs and expenses of that defense.

          (c) If Indemnitor does not assume the defense of, or if after so assuming the Indemnitor fails to defend, any Action, then the Indemnitees may defend against any claim or Action in the manner they may deem appropriate and the Indemnitees may settle any claim or Action on the terms they deem appropriate, and Indemnitor will promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connection with the defense against and settlement of any claim or Action. If no settlement of any claim or Action is made, Indemnitor will satisfy any judgment rendered with respect to any claim or in any Action, before the Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitees in the defense of any claim or Action.

          (d) If a judgment is rendered against any of the Indemnitees in any Action covered by the indemnification under this Agreement, or any Lien in respect of any judgment attaches to any of the assets of any of the Indemnitees or Company, Indemnitor will immediately upon any entry or attachment pay the relevant judgment in full or discharge the relevant Lien unless, at the expense and direction of Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the Lien is stayed. If and when a final judgment is rendered in any action, Indemnitor will forthwith pay any judgment or discharge any Lien before any of the Indemnitees is compelled to do so.

          (e) Any notice required to be given to Indemnitor pursuant to PARAGRAPH 8.3(A) shall be given no later than the latter of: (i) the end of the first half of the term within which an answer or other response to the Action is required to be made (the "ANSWER PERIOD") and (ii) one Business Day after
                          -------------
receipt by an Indemnitee of notice of the Action. Indemnitor shall assume the defense of any Action, if at all, by notice to Indemnitees no later than the earlier of: (i) the end of the second third of the Answer Period and (ii) three Business Days prior to the date by which an answer or other response to the Action is required to be made. Indemnitor' failure to notify Indemnitees within the specified time shall be conclusively deemed an election by Indemnitor not to assume such defense. Any failure by Indemnitees to give the requisite notice within the time specified in this PARAGRAPH 8.3(E) will not relieve Indemnitor of the obligation to indemnify Indemnitees pursuant to this ARTICLE 8 except to the extent that the defense of any Action is materially prejudiced by the delay.

          (f) If any claim for an Indemnified Loss relates to acts, facts or omissions which took place during both the period preceding and the period subsequent to the Closing Date, then the indemnification will cover only the period prior to the Closing Date and costs and expenses will be apportioned accordingly.

          (g) The Indemnitor or the Indemnitee, as appropriate, shall have the right to participate in the defense of any Action related to an Indemnified Loss at its sole cost and expense and the cost and expense of that participation shall not be an Indemnified Loss.

     8.4 INDEMNIFICATION OF COMPANY AND QUOTAHOLDERS BY EQUIFAX. Equifax will indemnify and hold harmless Quotaholders from and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement suffered or incurred by any one or more of them by reason of, or arising out of: (i) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of Equifax contained in this Agreement or in any certificate, schedule, instrument or document delivered to Quotaholders by or on behalf of Equifax pursuant to the provisions of this Agreement or any Additional Agreement; and (ii) any and all Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement, including without limitation the provisions of this PARAGRAPH 8.4.

     8.5 LIMITATION ON LIABILITY. Notwithstanding anything in this ARTICLE 8 to the contrary but expressly subject to the second sentence of this PARAGRAPH 8.5, the aggregate indemnification liability of each of (i) Indemnitor pursuant to PARAGRAPH 8.1 and, (ii) Equifax pursuant to PARAGRAPH 8.4, shall not exceed
R$  * * * * * *  (    * * * * * *      ).  The limitation on indemnification
liability set forth in this PARAGRAPH 8.5 is inapplicable to any Indemnified Loss arising from any indemnifying Person's failure to perform or satisfy any covenant, agreement, obligation or undertaking in this Agreement or any Additional Agreement.

     8.6 NO CONTRIBUTION BY NEWCO. NewCo will not have any Liability to Company or to either or both Quotaholders as a result of any misrepresentation or breach of representation or warranty by NewCo contained in this Agreement, any Additional Agreement or any certificate, schedule, instrument, agreement or other writing delivered by or on behalf of either Quotaholder, NewCo or Company pursuant to this Agreement, any Additional Agreement or in connection with the transactions contemplated by this Agreement or any Additional Agreement, or the breach of any covenant or agreement of either Quotaholder or Company contained in this Agreement, any Additional Agreement or any certificate, schedule, instrument, agreement or other writing by or on behalf of either Quotaholder, NewCo or Company pursuant to the terms of this Agreement or any Additional Agreement or in connection with the transactions contemplated by this Agreement or any Additional Agreement. No Quotaholder nor Company will have any right of indemnification or contribution against NewCo on account of any event or condition occurring or existing prior to or on the date of this Agreement or the Closing Date.

     8.7 CERTAIN DEFENSE MATTERS. In circumstances in which Indemnitor has assumed the defense of any matter pursuant to this ARTICLE 8 and subject to Equifax reasonably determining that no significant conflict of interest exists, Indemnitor may engage NewCo's regular outside legal counsel to defend any claim or Action giving rise to an Indemnified Loss, provided that such counsel has the appropriate skill and experience to handle such defense. If that outside legal counsel is engaged on a monthly fixed fee arrangement related to the defense of similar matters, only the incremental legal fees, if any, and all costs and expenses related to that claim or Action would be Indemnified Losses. If Equifax assumes the defense of any of the matters specified in PARAGRAPH 8.3(B), Equifax may, but is not obligated to, engage NewCo's regular outside legal counsel to defend any of those matters. If Equifax so elects to use that regular outside legal counsel and if NewCo has negotiated a fixed monthly fee, only the incremental legal fees, if any, and all costs and expenses related to that matter would be subject to reimbursement as provided in PARAGRAPH 8.3(B).

9.   SURVIVAL

     9.1  SURVIVAL.  The representations, warranties, covenants, agreements and indemnities of the parties contained in this Agreement or any Additional Agreement, or in any writing delivered pursuant to the provisions of this Agreement or any Additional Agreement, will survive any investigation prior or subsequent to the date of this Agreement made by Equifax or its Representatives and the consummation of the transactions contemplated in this Agreement, any Additional Agreement or in any writing delivered pursuant to the provisions of this Agreement or any Additional Agreement and will continue in full force and effect for the periods specified below (the "SURVIVAL PERIOD"):
                                             -------- ------

          (a) representations and warranties relating to undisclosed and contingent Liabilities, environmental matters, employee welfare and benefits, the reporting or payment of or Liability for Taxes, compliance with laws, fraud or willful misrepresentation, and completeness of disclosure will survive until expiration of any applicable statute or period of limitations, and any extensions of the applicable statute or period of limitations; and

          (b) all other representations, warranties, covenants, agreements and indemnities will be of no further force and effect after the expiration of five
(5) years from the Closing Date;

Provided, however, that the Survival Period will be extended automatically to
--------  -------
include any time period necessary to resolve a claim for indemnification which arises out of any written notice to Indemnitor advising Indemnitor of the facts or circumstances that may give rise to a claim for indemnification, provided notice was delivered before expiration of the Survival Period. Liability for any item will continue until the claim will have been finally settled, decided or adjudicated.

10.  TERMINATION

     10.1 TERMINATION FOR CERTAIN CAUSES.

          This Agreement may be terminated at any time prior to or on the Closing Date by Equifax or Quotaholders, upon written notice to the other as follows:

          (a) By Equifax, if a material adverse change in the business,
                 -------
properties, financial condition or actual or anticipated results of operations of Company or NewCo will have occurred.

          (b) By Equifax, if the terms, covenants or conditions of this
                 -------
Agreement to be complied with or performed by Quotaholders, NewCo or Company at or before the Closing Date will not have been complied with or performed and any noncompliance or nonperformance will not have been waived in writing by Equifax.

          (c) By Equifax, if there is any fact or condition with respect to
                 -------
Company, Company's assets, the business, properties, financial condition or actual or anticipated results of operations of Company, or the economy of Brazil which may materially and adversely affect the business, properties, financial condition, results of operations, of Company or NewCo.

          (d) By Quotaholders, if the terms, covenants or conditions of this
                 ------------
Agreement to be complied with or performed by Equifax at or before the Closing Date will not have been complied with or performed and any noncompliance or nonperformance will not have been waived in writing by Quotaholders.

          (e) By Quotaholders or by Equifax, if any Action will have been
                 --------------------------
instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated in this Agreement, which, in the reasonable and good faith opinion of any party, makes consummation of the transactions contemplated in this Agreement inadvisable.

          (f) By Quotaholders or by Equifax, if the Closing has not occurred on
                 --------------------------
or before September 30, 1998.

     10.2 PROCEDURE ON AND EFFECT OF TERMINATION.

          (a) Pursuant to PARAGRAPH 10.1 of this Agreement, written notice of termination will be given to all other parties by the party electing to terminate, and this Agreement will terminate upon the giving of notice, without further action by any of the parties to this Agreement, with the consequence and effect set forth in this PARAGRAPH 10.2.

          (b) If for any reason on the Closing Date or on September 30, 1998 (if the Closing shall not have occurred on or before such date), there has been nonfulfillment of an undertaking by or condition precedent for Equifax or

Quotaholders not waived in writing by or on behalf of the party in whose favor the undertaking or condition or undertaking runs, the party in whose favor the undertaking or condition runs, in addition to any other right or remedy available to it for breach or non-performance of this Agreement or any Additional Agreement (all of which rights and remedies shall not be affected by the termination of this Agreement as provided in PARAGRAPH 10.2(A)), may refuse to consummate the transactions contemplated by this Agreement without Liability or obligation on its part whatsoever. Notwithstanding the foregoing, the obligations of the parties pursuant to PARAGRAPHS 2.3, 2.5 AND ARTICLE 11 will survive any termination.

11.  MISCELLANEOUS

     11.1  NOTICES.

          (a) All notices, demands or other communications required or permitted to be given or made under this Agreement will be in writing and (i) delivered personally, or (ii) sent by an internationally recognized express courier service to the intended recipient of the notice, demand or other communication at its address set forth below. Any notice, demand or communication will be deemed to have been duly given (i) immediately if personally delivered, or (ii) on the fourth Business Day after delivery to an international express courier service, and in proving the giving of any notice, demand or other communication, it will be sufficient to show that the envelope containing the notice, demand or other communication was duly addressed (as evidenced by the courier receipt). The addresses of the parties for purposes of this Agreement are:

     (i)  If to Quotaholders  John George De Carle Gottheiner
          or Company:
                              * * * * * *

                              Lotario Heilbrunn Krause

                              * * * * * *


     with a copy to:          Trench, Rossi e Watanabe
     (which will not          Av. Dr. Chucri Zaidan, 920, 8(degree) Andar
     constitute notice)       Market Place Tower,
                              04583-904 - Sao Paulo, SP.
                              Brasil

                              Attn.: Luiz D'Arace Vergueiro

     (ii) If to NewCo:        Rua Major Sertorio, 332, 1(degree) andar, sala B
                              Sao Paulo, S.P.
                              Brasil
                              Attn.:  Chief Executive Officer

     with a copy to:          Equifax Inc.
     (which will not          1600 Peachtree Street
     constitute notice)       Atlanta, Georgia  30309
                              United States of America

                              Attn.: Bruce S. Richards
                                     Corporate Vice President and
                                     General Counsel

     with a copy to:          Kilpatrick Stockton LLP
     (which will not          Suite 2800
     constitute notice)       1100 Peachtree Street
                              Atlanta, Georgia 30309-4530
                              United States of America

                              Attn.: G. Kimbrough Taylor

     (iii)   If to Equifax:   Equifax Inc.
                              1600 Peachtree Street
                              Atlanta, Georgia  30309
                              United States of America

                              Attn.: Bruce S. Richards
                                     Corporate Vice President and
                                     General Counsel

          With a copy to:     Kilpatrick Stockton LLP
          (which will not     Suite 2800
          constitute notice)  1100 Peachtree Street
                              Atlanta, Georgia 30309-4530
                              United States of America

                              Attn.:  G. Kimbrough Taylor

          (b) Any party may change the address to which notices, requests, demands or other communications to the relevant party will be delivered or mailed by giving notice of the address change to the other parties to this Agreement in the manner provided in this Agreement.

     11.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

     11.3 ENTIRE AGREEMENT. Except for a certain Mutual Standstill Agreement, dated April 8, 1998, and a certain Mutual Confidentiality Agreement, dated October 28, 1997, each of which shall continue in accordance with its terms, this Agreement and the Additional Agreements, together supersede all prior discussions and agreements between the parties with respect to the subject matter of this Agreement and the Additional Agreements and this Agreement and the Additional Agreements contains the sole and entire agreement among the parties with respect to the matters covered by this Agreement and the Additional Agreements. This Agreement will not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

     11.4 GOVERNING LANGUAGE; GOVERNING LAW. Notwithstanding the translation of this Agreement into any other language, the official language of this Agreement is the English language, which will be controlling. Each document, agreement, instrument, statement, notice or other communication required or permitted to be given in connection with this Agreement will be in the English language. Quotaholders shall be provided with an agreed translation of this Agreement into the Portuguese language as soon as is reasonably practicable following the Closing. This Agreement shall be governed by Brazilian law.

     11.5  DISPUTE RESOLUTION.

           (a) Any and all disputes (each, a "DISPUTED MATTER") arising out of
                                              ---------------
 or in connection with the execution, interpretation, performance or nonperformance of this Agreement will be arbitrated and settled by the procedures established in this PARAGRAPH 11.5.

           (b) Disputed Matters will be solely and finally settled by arbitration, which will be conducted in London, England, by a single arbitrator appointed in accordance with the rules and procedures of the London Court of International Arbitration ("ARBITRAL BODY"). The arbitrator will be impartial
                            -------------
and will not have been employed by or affiliated with any of the parties to this Agreement or any of their respective Affiliates. The parties express their preference that the arbitrator be (i) proficient in the English and Portuguese languages, (ii) experienced in dispute resolution, (iii) familiar with commercial business practices in the United States and Brazil, and (iv) familiar with the operation of service companies (particularly financial services companies) in both the United States and Brazil. The foregoing criteria represent only the non-binding preferences of the parties, and the designation of the arbitrator by Arbitral Body will be final. The arbitration procedure may be initiated by any of the parties to this Agreement by written notice to the other party to the Disputed Matter. Any notice will specify in reasonable detail the dispute being submitted to arbitration. The parties renounce all recourse to litigation and agree that the award of the arbitrator will be final and subject to no judicial review.

          (c) The arbitrator will conduct the proceedings, including arguments and briefs, in the English language and in accordance with the Rules of the Arbitral Body, as now or hereafter amended (the "RULES"); provided that the
                                                 -----    --------
provisions of this Agreement will prevail in the event of any conflict between the Rules and the provisions of this Agreement. The arbitrator will decide the issues submitted to him or her in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law will be determined under the laws of Brazil (without regard to the principles of conflicts of laws of any relevant state and country or, to the extent permissible, to any provisions of any relevant state or country law that would nullify or refuse to give effect to any provision of this Agreement). All decisions of the arbitrator will be in writing and submitted to the parties, and will set forth findings of fact and conclusions of law.

          (d) The parties will facilitate the arbitration by: (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrator to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules or by the arbitrator for submission of evidence or briefs.

          (e) In the final award, the arbitrator will divide all costs, other than fees of counsel, incurred in conducting the arbitration, in any manner as the arbitrator deems just and equitable under the circumstances. Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against whom enforcement of the award is being sought.

          (f) Each party agrees that any award of the arbitrator against it and on which judgment is entered may be executed against the assets of any party in any jurisdiction, including Brazil and the United States of America. By execution of this Agreement, each party irrevocably consents to the jurisdiction of any court having jurisdiction over a party for the purpose of enforcing any award. Each of the parties irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without Brazil or the State of Georgia, United States of America.

          (g) Each party irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to any suit, Action or proceeding arising out of or relating to this Agreement that is brought in any jurisdiction designated in the preceding subparagraph, and further irrevocably waives any claim that any suit, Action or proceeding so brought has been brought in an inconvenient forum.

           (h) Notwithstanding any provision of this PARAGRAPH 11.5 to the contrary, any party will be entitled to seek injunctive and other equitable relief in any court of competent jurisdiction to enforce the provisions of this Agreement.

     11.6 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the parties to this Agreement and their respective heirs, executors, legal representatives, successors and assigns, but may not be assigned by any party without the written consent of all other parties, except to an Affiliate.

     11.7 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained in this Agreement may be exercised and will be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part of this Agreement, not essential to the commercial purpose of this Agreement will be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms of this Agreement, or part of this Agreement will constitute their agreement with respect to the subject matter of this Agreement and all remaining terms, or parts of this Agreement, will remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement will be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

     11.8 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit of the term, but only if the waiver is evidenced by a writing signed by the relevant party. No failure on the part of any party to this Agreement to exercise, and no delay in exercising any right, power or remedy created under this Agreement, will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy by any party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party to this Agreement or any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition of this Agreement.

     11.9 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

     11.10 NUMBER AND GENDER. Where the context requires, the use of the singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

     11.11 TIME OF PERFORMANCE.  Time is of the essence.

12.  CERTAIN DEFINITIONS; INDEX OF DEFINITIONS

     12.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following capitalized terms will have the meanings specified below (all terms used in this Agreement which are not defined in this PARAGRAPH 12.1 but defined elsewhere in this Agreement, will have for purposes of this Agreement the meanings set forth elsewhere in this Agreement):

          "ACTION" will mean any action, suit, complaint, counter-claim, claim,
           ------
petition, arbitration, set-off or administrative proceeding, whether at law, in equity or otherwise, and whether conducted by or before any Government or other Person.

          "ADDITIONAL AGREEMENTS" will mean, collectively, the Intermediary
           ---------------------
Agreement, the Escrow Agreement, the Shareholders Agreement, the Quotaholders Agreement, the License Agreement, the Trademark Agreement and the Gottheiner Employment Agreement.

          "AFFILIATE" of any Person will mean any other Person directly or
           ---------
indirectly controlling, controlled by, or under direct or indirect common control with the former Person. A Person will be deemed to control another Person if any Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

          "ARTICLE" AND "PARAGRAPH" and like references are to this Agreement
           -------       ---------
unless otherwise specified, and all "EXHIBITS" and "SCHEDULES" are references to
                                     --------       ---------
those attached to this Agreement and incorporated in this Agreement by this reference, unless otherwise specified.

          "BUSINESS" will mean the commercial and consumer credit reporting
           --------
business conducted by Company and ancillary and related businesses.

          "BUSINESS DAY" will mean any day other than a Saturday, a Sunday or a
           ------------
day on which commercial banks in either Atlanta, Georgia, United States of America, or Sao Paulo, Brazil, are required or authorized to be closed.

          "FORUM" will mean any national, provincial, municipal, local or
           -----
foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

          "GAAP" will mean Brazilian generally accepted accounting principles,
           ----
consistently applied, as in effect from time to time.

          "GOVERNMENT" will mean any national, provincial, municipal, local or
           ----------
foreign government or any ministry, department, commission, board, bureau, agency, authority, instrumentality, unit, or taxing authority thereof.

          "LAW" will mean all national, provincial, municipal, local or foreign
           ---
constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions and similar laws and legal requirements, as in effect from time to time.

          "LIABILITY" will mean any liability or obligation whether known or
           ---------
unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

          "LIEN" will mean any claim, mortgage, pledge, hypothecation, security
           ----
interest, encumbrance, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any lease having a similar effect or result).

          "ORDERS" will mean all orders, writs, judgments, decrees, rulings and
           ------
awards of any Forum or Government.

          "PERSON" will mean and include an individual, a partnership, a joint
           ------
venture, a corporation, a trust, an unincorporated organization, any legal or juridical entity, the equivalent of any of the foregoing under any Law, and any Government.

          "BRAZIL" will mean the Federative Republic of Brazil.
           ------

          "REPRESENTATIVE" of a party will mean any party's directors, officers,
           --------------
partners, employees, agents, accountants, lenders, lawyers, investment bankers, merchant bankers, and other financial or professional advisors or consultants.

          "TAXES" will mean any past, present or future taxes, levies, imposts,
           -----
duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, now or hereafter imposed or levied by Brazil, or any state, local or foreign Government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interests, penalties, additions to tax, and other similar liabilities with respect to the Taxes.

     12.2 INDEX TO DEFINITIONS. The definitions for the following defined terms used in this Agreement can be found as follows:

     DEFINED TERM                        PARAGRAPH OR REFERENCE
     ------------                        ----------------------

     Accountants.....................................    1.9(b)
     Acquisition.....................................  Preamble
     Acquisition Transaction.........................    1.3(d)
     Actual Tax Liability............................    1.8(a)
     Answer Period...................................    8.3(e)
     Arbitral Body...................................   11.5(b)
     Articles of Association.........................    1.4(b)
     Assumed Liabilities.............................    1.1(b)
     Client Contracts................................      3.15
     Closing.........................................       1.7
     Closing Date....................................       1.7
     Company.........................................  Preamble
     Company Closing Balance Sheet...................    1.9(a)
     Company Contracts...............................      3.15
     Company Proprietary Rights......................   3.14(a)
     Computations....................................    1.9(a)
     Contributed Assets..............................    1.1(a)
     Contribution Component..........................    1.1(a)
     Disclosure Memorandum...........................         3
     Disputed Matter.................................   11.5(a)
     Employee Benefit Plan...........................   3.19(b)
     Equifax.........................................  Preamble
     Equifax do Brasil Ltda..........................    1.4(b)
     ESA.............................................  Preamble
     Escrow Amount...................................    1.3(b)
     Escrow Agent....................................    1.3(b)
     Escrow Agreement................................    1.3(b)
     Estimated Tax Liability.........................    1.8(a)
     Excluded Assets.................................    1.1(a)
     * * * * * *.....................................      3.29
     FGTS............................................      3.18
     Final Tax Liability.............................    1.8(a)
     Financial Statements............................       3.8
     Gottheiner......................................  Preamble
     Gottheiner Employment Agreement.................    1.3(e)
     Guarantee.......................................      2.12
     Holdings........................................  Preamble
     Immovable Property..............................   3.13(a)
     Improvements....................................   3.13(e)
     Indemnified Losses..............................       8.1
     Indemnitees.....................................       8.1

     Indemnitor......................................       8.1
     INSS............................................      3.18
     Interim Statement...............................      2.10
     Intermediary....................................    1.1(d)
     Intermediary Agreement..........................    1.1(d)
     Krause..........................................  Preamble
     License Agreement...............................    1.3(e)
     Merger..........................................    1.4(a)
     NewCo...........................................  Preamble
     NewCo By-Laws...................................    1.3(e)
     NewCo Pro Forma Balance Sheet...................       3.8
     Net Working Capital.............................    1.8(b)
     Opening Balance Sheet...........................    1.9(a)
     Owned and Leased Immovable Property.............   3.13(c)
     Permits.........................................       3.7
     Permitted Liens.................................    1.1(b)
     Property Leases.................................   3.13(b)
     Quotaholder(s)..................................  Preamble
     Quotaholders Agreement..........................    1.4(b)
     Quotas..........................................  Preamble
     Receivables.....................................      2.11
     Receivable Schedule.............................      2.11
     Redeemable Shares...............................    1.1(d)
     Redemption Component............................    1.3(d)
     Redemption Price................................    1.3(a)
     Redemption Price Adjustment.....................       1.8
     Reference Date..................................      3.30
     Related Parties.................................      3.22
     Rules...........................................   11.5(c)
     Shareholders Agreement..........................    1.3(e)
     Subscribed Shares...............................    1.2(a)
     Subscription Component..........................    1.2(b)
     Subscription Price..............................    1.2(a)
     Survival Period.................................       9.1
     Tax Cap.........................................    1.8(a)
     Trademark Agreement.............................    1.3(e)
     Unaudited Financial Statement...................       3.8
     1997 Audited Balance Sheet......................       3.8

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      EQUIFAX SOUTH AMERICA, INC.


                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________


                                      EQUIFAX DO BRASIL HOLDINGS LTDA.


                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________


                                      EQUIFAX DO BRASIL ACQUISITION LTDA.


                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________


                                  PROTECTOR ADMINISTRACAO E SERVICOS LTDA.


                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________



                                      _________________________________
                                      JOHN GEORGE DE CARLE GOTTHEINER



                    [Signatures Continued on Following Page]

                   [Signatures Continued from Preceding Page]



                                      _________________________________
                                      LOTARIO HEILBRUNN KRAUSE


                                      PROTECTOR S.A.


                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________



Witnesses:

1. - _____________________
       Name:
       R.G.

2. - _____________________
       Name:
       R.G.: